Filed Pursuant to Rule 424(b)(5)
Registration No. 333-269440

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 6, 2023)

11,000,000 Ordinary Shares

Pre-Funded Warrants to purchase up to 870,846 Ordinary Shares

Up to 870,846 Ordinary Shares Underlying the Pre-Funded Warrants

We are offering (i) 11,000,000 of our ordinary shares and (ii) 870,846 pre-funded warrants (“pre-funded warrants”) to purchase up to an aggregate of 870,846 of our ordinary shares directly to an accredited investor pursuant to this prospectus supplement and the accompanying prospectus.

The holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 9.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one ordinary share at an exercise price of $0.01 per share. The offering price per ordinary share in this offering is $0.4212 per share. The offering price is $0.4112 per pre-funded warrant, which is equal to the offering price per ordinary share less $0.01. Each pre-funded warrant will be exercisable upon issuance and will expire when exercised in full. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants on The Nasdaq Global Select Market or any other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. This offering also relates to the ordinary shares issuable upon exercise of the pre-funded warrants being offered by this prospectus supplement and the accompanying prospectus.

In a concurrent private placement to the same investor (the “concurrent private placement”), we are selling (i) series A-1 warrants to purchase up to 11,870,846 ordinary shares (the “series A-1 warrants”) and series A-2 warrants to purchase up to 11,870,846 ordinary shares (the “series A-2 warrants” and together with the series A-1 warrants, the “private placement warrants”). The series A-1 warrants have an exercise price of $0.4212 per share, will be exercisable beginning on the effective date of shareholder approval of the issuance of the shares upon exercise of the series A-1 warrants, and will expire five years following the date of shareholder approval. The series A-2 warrants have an exercise price of $0.4212 per share, will be exercisable beginning on the effective date of shareholder approval of the issuance of the shares upon exercise of the series A-2 warrants, and will expire eighteen months following the date of shareholder approval.

The holder of private placement warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise.

The private placement warrants and the ordinary shares issuable upon the exercise of the private placement warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the Nasdaq Global Select Market under the trading symbol “RVLP.” On August 14, 2023, the last reported sale price of our ordinary shares on the Nasdaq Global Select Market was $0.39 per share.

On August 14, 2023, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was $28,733,748.42, based on 34,618,974 ordinary shares outstanding held by non-affiliates and a per ordinary share price of $0.83 based on the closing sale price of our ordinary shares on the Nasdaq Global Market on June 16, 2023. We have not offered any securities pursuant to General Instruction I.B.6 on Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus (but excluding this offering).

We have engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as our sole placement agent for this offering. The placement agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying base prospectus but will use its reasonable best efforts to arrange for the sale of the securities offered. See “Plan of Distribution.” This offering is expected to close on or about August 18, 2023, subject to satisfaction of customary closing conditions.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company under Rule 405 of the Securities Act and, as such, we are subject to reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our ordinary shares and warrants involves a high degree of risk. Please read the “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of the factors you should carefully consider before deciding to purchase our ordinary shares and warrants.

	Per Share	Per Pre- Funded Warrant	Total
Offering price	$0.4212	$0.4112	$4,991,291.88
Placement agent cash fees(1)	$0.0316	$0.0316	$375,000.03
Proceeds to us, before expenses(2)	$0.3896	$0.3796	$4,616,291.85

(1)	We have agreed to pay the placement agent an aggregate cash placement fee equal to 7.5% of the gross proceeds in this offering. We also have agreed to pay certain expenses of the placement agent and other compensation, including warrants to purchase a number of ordinary shares equal to 7% of the aggregate number of ordinary shares and shares underlying the pre-funded warrants issued in this offering, as discussed under “Plan of Distribution” in this prospectus supplement.

(2)	Does not include additional compensation received by the placement agent, including payment of certain expenses, as further discussed under the heading “Plan of Distribution” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 15, 2023.

PROSPECTUS

S-i

Neither we nor the placement agent has authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we may refer you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in this prospectus supplement and the accompanying prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and future growth prospects may have changed since that date.

We are offering to sell, and seeking offers to buy, and the placement agent is soliciting offers to buy, these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law.

For investors outside of the United States: neither we nor the placement agent has done anything that would permit this offering or possession or distribution of this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 (File No. 333-269440) that we filed with the Securities and Exchange Commission, or SEC, on January 27, 2023 and that was declared effective by the SEC on February 6, 2023, pursuant to which we may from time to time offer various securities in one or more offerings.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement or in the accompanying prospectus having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement does not contain all of the information that is important to you. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement.

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and website name and address are our service marks or trademarks. Each trademark, trade name or service mark by any other company appearing in this prospectus supplement belongs to its holder. The trade names and trademarks that we use include Upneeq®. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the ™, SM, ® and © symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, trade names and copyrights.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other data generated by independent third parties, by third parties on our behalf and by us concerning market share, pricing and other industry information. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual results, events or circumstances may differ materially from results, events and circumstances reflected in this information. You are cautioned not to give undue weight to such information.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider in making your investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and related notes incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, our Quarterly Report on Form 10-Q for the three months ended June 30, 2023, and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in such documents and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless the context otherwise requires, we use the terms “RVL,” “Company,” “we,” “us,” “our” and similar designations in this prospectus supplement to refer to RVL Pharmaceuticals plc and, where appropriate, our subsidiaries.

Company Overview

We are a specialty pharmaceutical company focused on the commercialization and development of products that target markets with underserved patient populations. In July 2020, we received regulatory approval from the U.S. Food and Drug Administration, or FDA, for RVL-1201 (oxymetazoline hydrocholoride ophthalmic solution, 0.1%), or Upneeq, for the treatment of acquired blepharoptosis, or droopy or low-lying eyelids, in adults. Upneeq was commercially launched in September 2020 to a limited number of eye care professionals with commercial operations expanded in 2021 among ophthalmology, optometry and oculoplastic specialties. In February 2022, Upneeq was commercially expanded into the medical aesthetics market in the United States.

Corporate Information

Our principal executive offices are located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, and our registered office in Ireland is 3 Dublin Landings, North Wall Quay, Dublin 1, D01 C4E0, Ireland and our telephone number is (908) 809-1300. Our website address is www.rvlpharma.com. The information that appears on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement, and you should not rely on any such information in making the decision whether to purchase our securities.

THE OFFERING

Ordinary shares offered by us	11,000,000 ordinary shares.

Pre-funded warrants offered by us	Pre-funded warrants to purchase up to 870,846 ordinary shares. Each pre-funded warrant will be exercisable for one ordinary share. The purchase price of each pre-funded warrant equals the offering price per share at which the ordinary shares are being sold in this offering, less $0.01, the exercise price per share of each pre-funded warrant. This offering also relates to the ordinary shares issuable upon exercise of any pre-funded warrants sold in this offering. The exercise price and number of ordinary shares issuable upon exercise will be subject to certain further adjustments as described herein. See “Description of Securities We Are Offering” on page S-12.

Concurrent private placement

In a concurrent private placement, we are selling series A-1 warrants to purchase up to 11,870,846 ordinary shares and series A-2 warrants to purchase up to 11,870,846 ordinary shares. The series A-1 warrants have an exercise price of $0.4212 per share, will be exercisable beginning on the effective date of shareholder approval of the issuance of the shares upon exercise of the series A-1 warrants, and will expire five years following the date of shareholder approval. The series A-2 warrants have an exercise price of $0.4212 per share, will be exercisable beginning on the effective date of shareholder approval of the issuance of the shares upon exercise of the series A- 2 warrants, and will expire eighteen months following the date of shareholder approval. The holder of private placement warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. and will expire when exercised in full.

The private placement warrants and the ordinary shares issuable upon the exercise of the private placement warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Ordinary shares to be outstanding immediately after this offering	111,263,011 shares, assuming the exercise of all of the pre-funded warrants issued in this offering.

Use of proceeds	We estimate that the net proceeds to us from the sale of ordinary shares in this offering and the concurrent private placement of warrants, after deducting estimated offering expenses payable by us, will be approximately $4.2 million.

We intend to use the net proceeds from this offering and the concurrent private placement for general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement for a more complete description.

Risk factors	You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement, and the accompanying prospectus, and in the documents incorporated by reference herein for a discussion of certain of the factors to consider carefully before deciding to purchase any of our securities.

Nasdaq Global Select Market Symbol	“RVLP”. We do not intend to apply for listing of the pre-funded warrants on Nasdaq or any other securities exchange or nationally recognized trading system

The number of ordinary shares to be outstanding upon completion of this offering is based on 99,392,165 shares outstanding as of June 30, 2023 and excludes the following:

•	2,103,196 ordinary shares issuable upon the exercise of outstanding share options issued under the Amended and Restated RVL Pharmaceuticals plc 2016 Equity Incentive Plan, as of June 30, 2023, with a weighted-average exercise price of $14.95 per ordinary share;

•	1,975,253 ordinary shares issuable upon the exercise of outstanding share options with a weighted-average exercise price of $1.83 per ordinary share and 788,824 ordinary shares issuable upon vesting of outstanding restricted stock units, in each case as of June 30, 2023 and issuable under the Amended and Restated RVL Pharmaceuticals plc 2018 Incentive Plan;

•	4,912,610 additional ordinary shares reserved for future issuance under the RVL Pharmaceuticals plc 2018 Incentive Plan and 987,116 ordinary shares reserved for issuance under the RVL Pharmaceuticals plc Employee Share Purchase Plan, in each case as of June 30, 2023;

•	16,100,000 additional ordinary shares reserved for issuance upon exercise of outstanding warrants as of June 30, 2023;

•	23,741,692 additional ordinary shares reserved for issuance upon exercise of the private placement warrants offered in the concurrent private placement; and

•

830,959 additional ordinary shares reserved for issuance upon exercise of the warrants to be issued to the placement agent as compensation in connection with this offering and the concurrent private placement.

Unless otherwise indicated, all information in this prospectus assumes (i) no exercise of the outstanding options described above; (ii) no exercise of the warrants described above; (iii) no exercise of the warrants offered and sold in the concurrent private placement; and (iv) no exercise of the warrants to be issued to the placement agent.

RISK FACTORS

This offering and investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, including the risk factors and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in our securities. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, prospects, operating results or financial condition. In any such a case, the trading price of our ordinary shares could decline and you could lose all or part of your investment.

Risks Related to this Offering

If you participate in this offering, you will suffer immediate and substantial dilution in the book value of your shares.

We expect that our ordinary shares and pre-funded warrants will be offered at a price that is substantially higher than the as-adjusted net tangible book deficit per ordinary share. Therefore, if you purchase our ordinary shares and pre-funded warrants in this offering, you will pay a price per ordinary share that substantially exceeds our as-adjusted net tangible book deficit per ordinary share after this offering.

You will experience immediate dilution of $(0.74) per ordinary share, representing the difference between our as-adjusted net tangible book deficit per ordinary share after giving effect to this offering and the offering price. See “Dilution” on page S-10 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you participate in this offering.

A significant portion of our total outstanding ordinary shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our ordinary shares to drop significantly, even if our business is doing well.

Sales of a substantial number of our ordinary shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our ordinary shares. After this offering, we will have 111,263,011 ordinary shares outstanding based on the number of ordinary shares outstanding as of June 30, 2023. This includes ordinary shares and ordinary shares underlying pre-funded warrants that we are selling in this offering, which may be resold in the public market immediately, and assumes no exercises of outstanding options.

In connection with this offering, our executive officers and directors have agreed with the placement agent in this offering that for 60 days after the date of this prospectus supplement, subject to certain exceptions, we and they will not, directly or indirectly, dispose of any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares.

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of the pre-funded warrants will have no rights as ordinary shareholders until they acquire our ordinary shares.

Until you acquire our ordinary shares upon exercise of the pre-funded warrants, you will have no rights with respect to our ordinary shares issuable upon exercise of the pre-funded warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise date.

We will have broad discretion in the use of the net proceeds to us from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

We will have broad discretion in the application of the net proceeds to us from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You may not agree with our decisions, and our management may not apply the net proceeds to us from this offering in ways that ultimately increase the value of your investment. We expect to use the net proceeds to us from this offering in the manner described in the “Use of Proceeds” section of this prospectus supplement. Our failure to apply these net proceeds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary shares to decline and negatively impact the development and commercialization of Upneeq.

If we are a passive foreign investment company, U.S. investors in our ordinary shares and warrants could be subject to adverse U.S. federal income tax consequences.

The rules governing passive foreign investment companies, or PFICs, can have adverse effects for U.S. federal income tax purposes. We would be classified as a PFIC for any taxable year in which either: (i) at least 75% of our gross income is classified as “passive income” for purposes of the PFIC rules, or (ii) at least 50% of the fair market value of our assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of “passive income.” For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation we own, directly or indirectly, 25% or more (by value) of its stock.

We do not believe that we were a PFIC for the 2022 taxable year. It is possible that we may become a PFIC for the 2023 taxable year (and future years), however, such treatment is unclear based on the current facts and circumstances. Moreover, the determination of PFIC status for the 2023 taxable year and future years is only made annually after the end of the taxable year under U.S. federal income tax laws and U.S. Treasury Regulations. In general, the application of the PFIC rules depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets, and the composition of our income) and the application of the PFIC rules (including the classification of assets and income) are subject to differing interpretations. In addition, the value of our assets for purposes of the asset test, including the value of our goodwill and other intangibles, may be determined by reference to the market price of our ordinary shares. Furthermore, the composition of our income and assets may also be affected by how quickly we spend any cash that is raised in any financing transaction, including this offering. If our ordinary shares are not treated as “publicly traded” within the meaning of applicable U.S. Treasury Regulations, our risk of becoming classified as a PFIC may increase. In light of the foregoing, no assurance can be provided that we have not been and will not be a PFIC for the current taxable year or that we will not become a PFIC for any future taxable year.

If we are a PFIC, U.S. Holders of our ordinary shares, pre-funded warrants, or, under proposed U.S. Treasury regulations, private placement warrants, would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. If we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns our ordinary shares, pre-funded warrants, or private placement warrants (as applicable), the U.S. Holder could be liable for additional taxes and interest charges upon certain distributions by us and on any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares, pre-funded warrants, or private placement warrants (as applicable), whether or not we continue to be a PFIC. In addition, certain annual tax reporting would be required.

See “Passive foreign investment company considerations” on page S-20 of this prospectus supplement for a more detailed discussion of the PFIC rules and considerations that may apply if you participate in this offering. Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our ordinary shares and warrants.

Provisions of the pre-funded warrants and private placement warrants could discourage an acquisition of us by a third party.

Certain provisions of the pre-funded warrants and the private placement warrants to be issued in the concurrent private placement could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. In addition, in certain circumstances, the holder will have the right to receive the Black Scholes Value of the warrant calculated pursuant to a formula set forth in the warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of our ordinary shares as described in the warrants. These and other provisions of the warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to our investors.

Our ability to use our net operating losses to offset taxable income may be subject to certain limitations.

As of December 31, 2022, we had federal net operating loss carryforwards of $70.2 million, state net operating loss carryforwards of $139.2 million, net operating loss carryforwards in certain foreign tax jurisdictions of $109.9 million which will begin to expire in 2026 and total tax credit carryforwards of $8.6 million, primarily consisting of Federal Orphan Drug Tax Credits, which will begin to expire in 2036. We also had federal capital loss carryforwards of $95.8 million at December 31, 2022, which will expire in 2026.

Our ability to use our net operating losses and other tax attributes may be subject to limitations including under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code. In general, under Section 382 of the Code and corresponding provisions of state law, a corporation that undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain shareholders over a three-year period, is subject to limitations on its ability to utilize its pre-change U.S. net operating losses, research and development tax credit carryforwards and disallowed interest expense carryforwards to offset future taxable income. We may experience ownership changes (including as a result of this offering or in the future as a result of subsequent changes in our share ownership (which may be outside our control)). As a result, if, and to the extent that, we earn net taxable income, our ability to use our pre-change U.S. net operating losses and other tax attributes to offset such taxable income may be subject to such limitations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “plan,” “should,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs. Examples of forward-looking statements include, among others, statements we make regarding: our intentions, beliefs or current expectations concerning, among other things, future operations; future financial performance, trends and events, particularly relating to sales of Upneeq; FDA and other regulatory applications, approvals and actions; the continuation of historical trends; our ability to manage costs and service our debt; our determination regarding our status as a PFIC, and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs.

We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following:

•	We have determined that absent the successful execution of our strategic plans, it is probable that we will not remain in compliance with the restrictive financial covenants of the documents governing our indebtedness through the quarterly period ending September 30, 2023, in which case our lenders would have the ability to demand repayment of all outstanding debt and we would not have sufficient funds to meet our obligations or capital to operate.

•	Our ability to continue our operations requires that we raise additional capital and our operations could be curtailed or discontinued if we are unable to obtain the additional funding as or when needed.

•	Due to our dependence on one product, Upneeq, our business could be materially adversely affected if Upneeq does not perform as well as expected.

•	Upneeq may fail to achieve sufficient market acceptance by clinicians and patients, or others in the medical community, and the market opportunity for Upneeq may be smaller than we estimate.

•	If we are unable to successfully commercialize Upneeq on a timely or cost effective basis, our operating results will suffer.

•	Our profitability depends on our customers’ willingness to pay the price we charge for Upneeq. If we decide to lower the price we charge for Upneeq our profitability could materially suffer.

•	Our marketing and sales expenditures may not result in the commercial successful of Upneeq.

•	If we are unable to maintain our sales, marketing and distribution capabilities, or establish additional capabilities if and when necessary, we may not be successful in commercializing Upneeq.

•	We depend to a large extent on third-party suppliers and distributors for Upneeq, including Nephron Pharmaceuticals, and if such suppliers and distributors are unable to supply raw materials for manufacture and deliver Upneeq in a timely manner, or are unable to manufacture Upneeq at a scale sufficient to meet demand, it could have a material adverse effect on our business, financial position and results of operations.

•	Manufacturing or quality control problems at our or our third-party manufacturing facility operated by Nephron Pharmaceuticals may damage our reputation for quality production, require costly remedial activities, delay or interrupt the supply of Upneeq, and negatively impact our business, results of operations and financial condition.

•	If Upneeq does not produce the intended effects, our business may suffer.

•	The terms of the documentation governing our indebtedness restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

•	Other factors that are described in Part 1, Item 1A "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 20, 2023.

The forward-looking statements included in this prospectus supplement are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of ordinary shares and pre-funded warrants in this offering and the concurrent private placement of warrants, after deducting estimated offering expenses payable by us, will be approximately $4.2 million.

We intend to use the net proceeds from this offering and the concurrent private placement for general corporate purposes.

DILUTION

If you invest in our ordinary shares or pre-funded warrants in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ordinary share and warrant and the as-adjusted net tangible book deficit per ordinary share immediately after giving effect to this offering, assuming no value is attributed to the private placement warrants issued in the concurrent private placement.

Our net tangible book deficit as of June 30, 2023 was approximately $(39.5) million, or $(0.40) per ordinary share. Net tangible book deficit per ordinary share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of ordinary shares outstanding. After giving effect to the issuance and sale of 11,000,000 ordinary shares at the offering price of $0.4212 and pre-funded warrants exercisable for up to 870,846 ordinary shares at the offering price of $0.4212 per pre-funded warrant (which equals the $0.4112 per pre-funded warrant being sold to the public in this offering, plus the $0.01 per share exercise price of each such pre-funded warrant) and the issuance of the ordinary shares underlying the pre-funded warrants upon the exercise thereof, after deducting placement agent fees and estimates offering expenses payable by us, our as-adjusted net tangible book deficit as of June 30, 2023 would have been approximately $(35.2) million, or $(0.32) per ordinary share. This represents an immediate increase in the net tangible book deficit of $0.08 per ordinary share to our existing shareholders and an immediate and substantial dilution in net tangible book deficit of $(0.74) per ordinary share to new investors. The following table illustrates this hypothetical per ordinary share dilution:

Offering price per ordinary share and pre-funded warrant in this offering		$0.4212
Net tangible book deficit per ordinary share as of June 30, 2023	$(0.40)
Increase per ordinary share as of June 30, 2023 attributable to new investors	$0.08
As-adjusted net tangible book deficit per ordinary share after this offering		$(0.32)
Dilution per ordinary share to investors participating in this offering		$(0.74)

The number of ordinary shares to be outstanding upon completion of this offering is based on 99,392,165 shares outstanding as of June 30, 2023 and excludes the following:

•	2,103,196 ordinary shares issuable upon the exercise of outstanding share options issued under the Amended and Restated RVL Pharmaceuticals plc 2016 Equity Incentive Plan, as of June 30, 2023, with a weighted-average exercise price of $14.95 per ordinary share;

•	1,975,253 ordinary shares issuable upon the exercise of outstanding share options with a weighted-average exercise price of $1.83 per ordinary share and 788,824 ordinary shares issuable upon vesting of outstanding restricted stock units, in each case as of June 30, 2023 and issuable under the Amended and Restated RVL Pharmaceuticals plc 2018 Incentive Plan;

•	4,912,610 additional ordinary shares reserved for future issuance under the RVL Pharmaceuticals plc 2018 Incentive Plan and 987,116 ordinary shares reserved for issuance under the RVL Pharmaceuticals plc Employee Share Purchase Plan, in each case as of June 30, 2023;

•	16,100,000 additional ordinary shares reserved for issuance upon exercise of outstanding warrants as of June 30, 2023;

•	23,741,692 additional ordinary shares reserved for issuance upon exercise of the private placement warrants offered in the concurrent private placement; and

•	830,959 additional ordinary shares reserved for issuance upon exercise of the warrants to be issued to the placement agent as compensation in connection with this offering and the concurrent private placement.

Unless otherwise indicated, all information in this prospectus assumes (i) no exercise of the outstanding options described above; (ii) no exercise of the warrants described above; (iii) no exercise of the warrants offered and sold in the concurrent private placement; and (iv) no exercise of the warrants to be issued to the placement agent.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

We are offering ordinary shares in this offering. See “Description of Share Capital” in our prospectus and the documents incorporated herein by reference for more information regarding our ordinary shares.

Warrants

Duration and Exercise Price

Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.01. The pre-funded warrants are immediately exercisable and will expire when exercised in full. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares.

Exercisability

The pre-funded warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of such holder’s pre-funded warrant to the extent that the holder would own more than 9.99% of the outstanding ordinary shares immediately after exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant. No fractional ordinary shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round down to the next whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the pre-funded warrants.

Fundamental Transaction

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the pre-funded warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their pre-funded warrants.

CONCURRENT PRIVATE PLACEMENT OF PRIVATE PLACEMENT WARRANTS

Concurrently with this offering, we are also selling to the investors in this offering series A-1 warrants to purchase up to 11,870,846 ordinary shares and series A-2 warrants to purchase up to 11,870,846 ordinary shares.

Private Placement Warrants

The following summary of certain terms and provisions of the private placement warrants that are being offered in the concurrent private placement is not complete and is subject to, and qualified in its entirety by, the provisions of the private placement warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and the concurrent private placement and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of private placement warrant for a complete description of the terms and conditions of the private placement warrants.

Duration and Exercise Price

The series A-1 warrants have an exercise price of $0.4212 per share, will be exercisable beginning on the effective date of shareholder approval of the issuance of the shares upon exercise of the series A-1 warrants, and will expire five years following the date of shareholder approval. The series A-2 warrants have an exercise price of $0.4212 per share, will be exercisable beginning on the effective date of shareholder approval of the issuance of the shares upon exercise of the series A-2 warrants, and will expire eighteen months following the date of shareholder approval. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares.

Exercisability

The private placement warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise. No fractional ordinary shares will be issued in connection with the exercise of a private placement warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round down to the next whole share.

Fundamental Transaction

In the event of any fundamental transaction, as described in the private placement warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of a private placement warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the private placement warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the private placement warrants have the right to require us or a successor entity to redeem the private placement warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the private placement warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the private placement warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the private placement warrant, that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction, whether that consideration is in the form of cash, shares or any combination of cash and shares, or whether the holders of our ordinary shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a private placement warrant may be transferred at the option of the holder upon surrender of the private placement warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Exchange Listing

There is no trading market available for the private placement warrants on any securities exchange or nationally recognized trading system. We do not intend to list the private placement warrants on the Nasdaq Global Select Market or any securities exchange or nationally recognized trading system.

Right as a Shareholder

Except as otherwise provided in the private placement warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the private placement warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their private placement warrants.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following is a description of material U.S. federal income tax considerations of the acquisition, ownership and disposition of ordinary shares, pre-funded warrants, and private placement warrants acquired pursuant to this offering by a U.S. Holder, as defined below. This description only applies to ordinary shares and such warrants held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment) and does not address, except as explicitly set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:

•	banks or other financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	persons that will own ordinary shares through partnerships (including any entities or arrangements classified as partnerships) or other pass-through entities, in each case, for U.S. federal income tax purposes;

•	brokers, dealers or other traders in securities or currencies;

•	U.S. Holders that have a functional currency other than the U.S. dollar;

•	certain former citizens and former long-term residents of the United States;

•	U.S. Holders that use a mark-to-market method of accounting;

•	U.S. Holders that will hold ordinary shares as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

•	direct, indirect or constructive owners of 10% or more of our total combined voting power or 10% or more of the total value of our ordinary shares; or

•	persons that actually or constructively hold, have held or will hold more than five percent (5%) of our ordinary shares.

Moreover, this description does not address the 3.8% Medicare contribution tax on net investment income, the U.S. federal estate and gift tax, the alternative minimum tax or any state, local or non-U.S. consequences of the acquisition, ownership and disposition of ordinary shares. We have not received nor do we expect to seek a ruling from the Internal Revenue Service, or IRS, regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Each prospective investor should consult its own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of ordinary shares.

This description is based on the Code, U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, each as available and in effect on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect, which could affect the tax considerations described herein.

For purposes of this description, a U.S. Holder is a beneficial owner of ordinary shares, pre-funded warrants, and private placement warrants who for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (ii) (a) if a court within the United States can exercise primary supervision over its administration and (b) one or more U.S. persons have the authority to control all of the substantial decisions of that trust.

This summary does not address the U.S. federal income tax considerations with respect to non-U.S. Holders arising from the ownership, disposition or exchange of ordinary shares, pre-funded warrants or private placement warrants. A “non-U.S. Holder” is (i) a beneficial owner of ordinary shares, pre-funded warrants or private placement warrants that is not a U.S. Holder or (ii) an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares, pre-funded warrants or private placement warrants, the tax treatment of such partnership and a partner in such partnership generally will depend on the status of the partner and the activities of such partnership. Such partner or partnership should consult its own tax advisors as to the U.S. federal income tax consequences of acquiring, owning and disposing of the ordinary shares and such warrants.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEIR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Allocation of Purchase Price

For U.S. federal income tax purposes, each U.S. Holder agrees to allocate the purchase price paid by such U.S. Holder as between one ordinary share and each private placement warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each ordinary share and each such warrant should constitute the U.S. Holder’s initial tax basis in such share or warrant. A U.S. Holder’s purchase price allocation are not binding on the IRS or the courts.

Distributions on ordinary shares

If we were to pay any distributions on our ordinary shares, subject to the considerations in “— Passive foreign investment company considerations,” discussed below, such distributions generally would be taxable to a U.S. Holder as foreign source dividend income, and would generally not be eligible for the dividends received deduction allowed to certain corporations in respect of dividends received from other U.S. corporations. Dividend income generally is taxed as ordinary income. Dividend income may be treated as “qualified dividend income” and subject to tax at a lower capital gains rate with respect to U.S. Holders that are individuals (or certain trusts and estates) if we and our ordinary shares meet certain requirements discussed below. U.S. Holders should consult their own tax advisors regarding the availability of preferential rates and the dividend received deduction on dividends (if any) in light of their particular circumstances.

Distributions, if any, in excess of our current and accumulated earnings and profits would be treated as a non-taxable return of capital to the extent of a U.S. Holder’s adjusted basis in its ordinary shares and thereafter as capital gain (which rate will depend on the holding period of a U.S. Holder). However, we have not maintained calculations of our earnings and profits (including all of our subsidiaries earnings and profits) in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution paid with respect to ordinary shares would constitute ordinary dividend income.

Dividends, if any, paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be considered “qualified dividend income” and thus subject to lower capital gains rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation (other than a “passive foreign investment company” as defined in Section 1297 of the Code (a “PFIC”) or a “surrogate foreign corporation” as defined under Section 7874 of the Code) if (i) its ordinary shares are readily tradable on an established securities market in the United States or (ii) it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes. Our ordinary shares are expected to be readily tradable on an established securities market, the Nasdaq Global Select Market. There can be no assurances, however, that our ordinary shares will be considered readily tradable on an established securities market in the United States in later years. U.S. Holders should consult their own tax advisors regarding the availability of the reduced “qualified dividend income” rate in light of their particular circumstances.

Under current Irish law, dividends paid by an Irish corporation to a U.S. Holder may be subject to Irish dividend withholding tax unless an exemption applies. A U.S. Holder may be entitled, subject to certain limitations, to a credit against its U.S. federal income tax liability for Irish taxes withheld from dividends. Application of the U.S. foreign tax credit rules are complex. U.S. Holders should consult their own tax advisors concerning the foreign tax credit rules in light of their particular circumstances. See “— Material Irish Tax Considerations — Withholding Tax on Dividends.”

U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received.

Sale, exchange, or other taxable disposition of ordinary shares or warrants

Subject to the considerations in “— Passive foreign investment company considerations,” discussed below, upon the sale, exchange, or other taxable disposition of our ordinary shares or private placement warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the U.S. Holder’s adjusted tax basis in its ordinary shares or private placement warrants, respectively. Subject to the considerations in “— Passive foreign investment company considerations,” discussed below, assuming we are not a PFIC and have never been treated as a PFIC during a U.S. Holder’s holding period for our ordinary shares, such gain or loss generally will be treated as long-term capital gain or loss if a U.S. Holder’s holding period in such ordinary shares exceeds one year at the time of such sale, exchange, or other disposition. Long-term capital gains may be taxed at lower rates than ordinary income for certain non-corporate taxpayers. The deductibility of capital losses is subject to significant limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. A U.S. Holder’s initial tax basis in the ordinary shares and private placement warrants will generally equal the cost of such ordinary shares and private placement warrants, however the allocation an investor makes with respect to the purchase price between the ordinary shares and private placement warrants could be challenged by the IRS or courts. Prospective investors should consult their own tax advisors regarding the U.S. federal income tax treatment of capital gains and capital losses including the availability of the U.S. foreign tax credit based on their particular circumstances.

Treatment of pre-funded warrants

Although it is not entirely free from doubt, we believe the pre-funded warrants held by a U.S. Holder will be treated, for U.S. federal income tax purposes, in the same manner as ordinary shares as described above (including in respect of the considerations described in the considerations in respect of ordinary shares in “— Passive foreign investment company considerations” as described below), provided, that a U.S. Holder’s initial tax basis in the pre-funded warrants will generally equal the cost such U.S. Holder paid in respect of such pre-funded warrants.

Each prospective investor should consult their tax advisors regarding the risks associated with acquiring, owning and disposing pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Exercise or lapse of a private placement warrant

A U.S. Holder generally will not recognize gain or loss upon the acquisition of ordinary shares on the exercise of a private placement warrant for cash. A U.S. Holder’s initial tax basis in an ordinary share received upon exercise of a private placement warrant generally will equal the sum of the U.S. Holder’s initial investment in such warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the ordinary share received upon the exercise of the private placement warrant will commence on the date of exercise of such warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the private placement warrant. If a private placement warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to its tax basis in such warrant. Such loss will be long-term if the U.S. Holder’s holding period for the warrant exceeds one year.

The tax consequences of a cashless exercise of a private placement warrant are not clear under current tax law. A cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the ordinary shares received would equal the U.S. Holder’s tax basis in such private placement warrant. If the cashless exercise were treated as not being a gain realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the private placement warrant or the day following the date of exercise of such warrant, as noted above. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holder’s holding period for the private placement warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered private placement warrants having a value equal to the exercise price for the total number of such warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares represented by such warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the fair market value of the ordinary shares represented by the private placement warrants deemed surrendered. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the private placement warrant or the day following the date of exercise of such warrant, as noted above.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Constructive Distributions

The exercise price of the private placement warrants will be adjusted in certain circumstances, as described in the sections titled “Description of Securities we are Offering — Duration and Exercise price” herein. Under Section 305(c) of the Code, certain adjustments made (or not made) to the number of ordinary shares to be issued upon the exercise of a private placement warrant or to the private placement warrant’s exercise price that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings, may in some circumstances result in a deemed distribution to a U.S. Holder of such warrants. Adjustments to the exercise price made pursuant to a bona fide, reasonable anti-dilution formula that has the effect of preventing the dilution of the interests of the beneficial owners of the private placement warrants, however, generally will not be considered to result in a deemed distribution. Certain of the possible exercise price adjustments provided in the private placement warrants (including, without limitation, adjustments in respect of taxable dividends to holders of ordinary shares) may not qualify as being pursuant to a bona fide, reasonable anti-dilution formula. If such adjustments are made, a U.S. Holder will be deemed to have received a distribution even though no cash or property has been received as a result of such adjustments. In addition, an adjustment to the exercise price in connection with a fundamental change may be treated as a deemed distribution. Any deemed distributions will be treated as a taxable dividend, return of capital, or capital gain in accordance with the rules under the Code governing corporate distributions as summarized in the subsection above titled “— Distributions on Ordinary Shares.” U.S. Holders should consult with their own tax advisors as to whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the reduced rates of U.S. federal income tax applicable in respect of certain dividends described below. Because a constructive dividend deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), such backup withholding may be withheld from or set off against payments of cash and ordinary shares on the private placement warrants (or, in certain circumstances, against payments on the ordinary shares) or sales proceeds payable to or other funds or assets of the U.S. Holder. We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of private placement warrants not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the exercise price adjustment over the fair market value of the right to acquire stock without the adjustment; (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the private placement warrant and the date of the actual distribution of cash or property that results in the deemed distribution; (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations in some circumstances any payments on ordinary shares or sales proceeds received by or other funds or assets of an investor, and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of private placement warrants (including holders of private placement warrants that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but beneficial owners of private placement warrants and withholding agents may rely on them prior to that date under certain circumstances.

Passive foreign investment company considerations

Status as a PFIC

The rules governing PFICs can have adverse tax effects on U.S. Holders. We generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either:

(i)	at least 75% or more of our gross income consists of certain types of “passive income,” or

(ii)	the average value (determined on a quarterly basis), of our assets that produce, or are held for the production of, passive income is at least 50% or more of the value of all of our assets.

Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from the disposition of assets that produce passive income. If we own at least 25% by value of the stock of another corporation, we will be treated for purposes of the PFIC tests as owning our proportionate share of the assets of the other corporation and as receiving directly our proportionate share of the other corporation’s income.

Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns our ordinary shares or private placement warrants, we generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. Holder makes the “deemed sale election” described below.

We do not believe that we were a PFIC for the 2022 taxable year. It is possible that we may become a PFIC for the 2023 taxable year (and future years), however, such treatment is unclear based on the current facts and circumstances. Moreover, the determination of PFIC status for the 2023 taxable year and future years is only made annually after the end of the taxable year under U.S. federal income tax laws and U.S. Treasury Regulations. The determination of whether we are a PFIC also depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) that are subject to change and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. In addition, the value of our assets for purposes of the asset test, including the value of our goodwill, may be determined by reference to the market price of our ordinary shares from time to time. Furthermore, the composition of our income and assets may also be affected by how quickly we spend any cash that is raised in any financing transaction, including this offering. In certain circumstances, and if our ordinary shares are not treated as “publicly traded” within the meaning of applicable U.S. Treasury Regulations, our risk of becoming classified as a PFIC may increase. Accordingly, it is possible that our PFIC status may change from year to year.

Additionally, recently finalized U.S. Treasury Regulations and proposed U.S. Treasury Regulations addressing, among other things, the determination of certain types of “passive income” and “passive assets” for certain types of entities for purposes of the PFIC test described above and the clarification of certain PFIC attribution rules and “look-through” rules to certain types of entities could affect our status as a PFIC. The recently proposed U.S. Treasury Regulations have not been finalized and the application and interpretation of these proposed U.S. Treasury Regulations and the recently finalized U.S. Treasury Regulations are unclear and could be subject to potential amendments and technical corrections once finalized, any of which could affect our status as a PFIC.

In light of the foregoing, no assurance can be provided that we are not a PFIC for the current taxable year or that we will not become a PFIC in any future taxable year. Prospective investors should consult their own tax advisors regarding our potential PFIC status.

U.S. federal income tax treatment of a shareholder of a PFIC

If we are classified as a PFIC for any taxable year during which a U.S. Holder owns ordinary shares or private placement warrants, the U.S. Holder, absent certain elections (including the mark-to-market and “qualified electing fund” or “QEF” elections described below), generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on its ordinary shares and private placement warrants in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for its ordinary shares or private placement warrants) and (ii) any gain realized on the sale or other disposition, which may include a pledge, of its ordinary shares or private placement warrants.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are classified as a PFIC will be taxed as ordinary income and (c) the amount allocated to each other taxable year during the U.S. Holder’s holding period in which we were classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year.

If we are classified as a PFIC, a U.S. Holder will generally be treated as owning a proportionate amount (by value) of stock or shares owned by us in any direct or indirect non-U.S. subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions we receive from, and dispositions we make of, the stock or shares of such non-U.S. subsidiaries. You are urged to consult your tax advisors about the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s ordinary shares on the last day of our taxable year during which we were a PFIC. A U.S. Holder that makes a deemed sale election would then cease to be treated as owning stock in a PFIC by reason of ownership of our ordinary shares. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

PFIC “mark-to-market” election

In certain circumstances and if we are classified as a PFIC, a U.S. Holder can avoid or mitigate certain of the adverse rules described above by making a mark-to-market election with respect to its ordinary shares, provided that the ordinary shares are “marketable.” Our ordinary shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury Regulations. The Nasdaq Global Select Market is a “qualified exchange.” No assurances can be given regarding whether our ordinary shares will qualify, or will continue to qualify, as “regularly traded” for these purposes. U.S. Holders should consult their own tax advisor with respect to such rules.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year that we are a PFIC an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s ordinary shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in its ordinary shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the close of the taxable year, but this deduction is allowable only to the extent of any net amount of previously included income from prior taxable years as a result of the mark-to-market election. A U.S. Holder that makes a mark-to-market election generally will be required to adjust such U.S. Holder’s tax basis in its ordinary shares to reflect the amount included in gross income or allowed as a loss deduction because of such mark-to-market election. Gains from an actual sale or other disposition of ordinary shares in a year in which we are a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of ordinary shares will be treated as ordinary losses to the extent of any net amount of previously included income from prior taxable years as a result of the mark-to market election.

If we are classified as a PFIC for any taxable year in which a U.S. Holder owns (or is deemed to own) ordinary shares but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. A mark-to-market election cannot be revoked without the consent of the IRS unless the ordinary shares cease to be marketable, in which case the election is automatically terminated.

A mark-to-market election is not permitted for the shares of any of our non-U.S. subsidiaries that are also classified as PFICs. Currently, a mark-to-market election may not be made with respect to the private placement warrants. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for making, a mark-to-market election.

PFIC “QEF” election

In some cases, a shareholder of a PFIC can avoid the interest charge on any excess distributions or gain realized from the sale or other disposition of shares of a PFIC and the other adverse PFIC consequences described above by obtaining certain information from the PFIC and by making a timely QEF election to be taxed currently as ordinary income on its pro rata share of the PFIC’s undistributed net capital gains and other earnings and profits. We do not, however, intend to prepare or provide the information regarding our income that would be necessary to enable a U.S. Holder to make a QEF election with respect to our ordinary shares if we are classified as a PFIC. If we were to provide such information to permit U.S. Holders to make a QEF election, it is not entirely clear how various aspects of the PFIC rules apply to the private placement warrants, including in situations where the holder of a private placement warrant makes a QEF election with respect to shares, however, a U.S. Holder may not be permitted to make a QEF election with respect to private placement warrants. Prospective investors should consult their own tax advisors regarding the availability of a QEF election (including in respect of the warrants), if contrary to the Company’s expectations, the Company provides information that may permit a QEF election to be made with respect to the ordinary shares or private placement warrants.

PFIC information reporting requirements

If we are a PFIC in any taxable year, a U.S. Holder of ordinary shares or private placement warrants (i) in such year will be required to file an annual information return regarding distributions received on such ordinary shares and any gain realized on the disposition of such ordinary shares or warrants and (ii) will generally be required to file an annual information return with the IRS relating to their ownership of ordinary shares and private placement warrants. This filing requirement is in addition to the pre-existing reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect) and will apply whether or not a U.S. Holder makes any of the elections discussed above.

NO ASSURANCE CAN BE GIVEN THAT WE ARE NOT CURRENTLY A PFIC OR THAT WE WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

U.S. backup withholding tax and information reporting

Backup withholding and information reporting requirements may apply to distributions on ordinary shares, and to proceeds from the sale, exchange, redemption, or disposition of ordinary shares and private placement warrants that are held by U.S. Holders. The payor will be required to backup withhold tax on payments made within the United States, or by a U.S. payor or certain U.S. intermediaries (and certain subsidiaries thereof), on an ordinary share or private placement warrant to a U.S. Holder, other than an exempt recipient, if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements. In order to establish an exemption from the backup withholding requirements, the U.S. Holder may be required to provide a certification of their exempt status on a duly executed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS and furnishing any required information in a timely manner.

Prospective investors should consult their own tax advisors with respect to such rules and other tax information reporting requirements that may be applicable to them based on their particular circumstances.

THE ABOVE DISCUSSION DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR U.S. HOLDER. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF YOUR ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, PRE-FUNDED WARRANTS AND PRIVATE PLACEMENT WARRANTS.

Material Irish Tax Considerations

Scope of Discussion

The following is a summary of the material Irish tax considerations for certain beneficial owners of our shares and warrants. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and correspondence with the Irish Revenue Commissioners. Changes in law or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.

The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and holders of our shares and warrants should consult their own tax advisors about the Irish tax considerations (and tax considerations under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of our shares and warrants. The summary applies only to shareholders and holders of warrants who will own our shares and warrants as capital assets and does not apply to other categories of shareholders or holders of warrants, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders or holders of warrants who have, or who are deemed to have, acquired our shares or warrants by virtue of an Irish office or employment (performed or carried on in Ireland).

Tax on Chargeable Gains

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

A disposal of our shares or warrants by a shareholder or holder of warrants who is not resident or ordinarily resident for tax purposes in Ireland will not give rise to Irish tax on any chargeable gain realized on such disposal unless such shares or warrants are used, held or acquired for the purposes of a trade or business carried on by such shareholder or holder of warrants through a branch or agency in Ireland.

A holder of our shares or warrants who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal during the period in which such individual is non-resident.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee.

Irish stamp duty may, depending on the manner in which our shares are held, be payable in respect of transfers of our shares.

The rate of stamp duty on the grant or transfer of a warrant is 1% of the price paid or the market value of the warrant, whichever is greater, and is payable by the recipient or transferee of the warrant, as applicable.

Shares held through DTC

It is expected that a transfer of our shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. On the basis that most of our shares are expected to be held through DTC, it is anticipated that most transfers of shares will be exempt from Irish stamp duty.

Shares held outside of DTC or transferred into or out of DTC

A transfer of our shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

•    there is no change in the beneficial ownership of such shares as a result of the transfer; and

•    the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

Withholding Tax on Dividends

To the extent that we make dividend payments (or other returns to shareholders that are treated as “distributions” for Irish tax purposes), it should be noted that such distributions made by us will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax, or DWT, currently at a rate of 25%.

For DWT purposes, a distribution includes any distribution that may be made by us to our shareholders, including cash dividends, non-cash dividends and additional shares taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT prior to making such distribution.

LIST OF RELEVANT TERRITORIES FOR THE PURPOSES OF
IRISH DIVIDEND WITHHOLDING TAX (AS OF AUGUST 10, 2023)

Albania	Finland	Luxembourg	Singapore
Armenia	France	Macedonia	Slovak Republic
Australia	Georgia	Malaysia	Slovenia
Austria	Germany	Malta	South Africa
Bahrain	Ghana	Mexico	Spain
Belarus	Greece	Moldova	Sweden
Belgium	Hong Kong	Montenegro	Switzerland
Bosnia & Herzegovina	Hungary	Morocco	Thailand
Botswana	Iceland	Netherlands	The Republic Of Turkey
Bulgaria	India	New Zealand	Ukraine
Canada	Israel	Norway	United Arab Emirates
Chile	Italy	Pakistan	United Kingdom
China	Japan	Panama	United States
Croatia	Kazakhstan	Poland	Uzbekistan
Cyprus	Kenya	Portugal	Vietnam
Czech Republic	Korea	Qatar	Zambia
Denmark	Kosovo	Romania
Egypt	Kuwait	Russia
Estonia	Latvia	Saudi Arabia
Ethiopia	Lithuania	Serbia

General Exemptions

The following is a general overview of the scenarios where it will be possible for us to make payments of dividends without deduction of DWT.

Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from us if such shareholder is beneficially entitled to the dividend and is either:

•	a person (not being a company) resident for tax purposes in a Relevant Territory (including the U.S.) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, as of August 10, 2023, see above);

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•	a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•	a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•	a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided, in all cases noted above, we have received from the shareholder, where required, the relevant Irish Revenue Commissioners DWT form(s) prior to the payment of the dividend and such DWT Form(s) remain valid.

For non-Irish resident shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Our shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Income Tax on Dividends Paid on Our Shares

Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies. A shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on our dividends. An exception to this position may apply where such shareholder holds our shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by us discharges the liability to income tax. An exception to this position may apply where the shareholder holds our shares through a branch or agency in Ireland through which a trade is carried on.

Capital Acquisitions Tax

Irish capital acquisitions tax, or CAT, comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of our shares or warrants irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our shares or warrants are regarded as property situated in Ireland for Irish CAT purposes as our share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children have a tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. Our shareholders and holders of warrants should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER OR HOLDER OF WARRANTS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER OR HOLDER OF WARRANTS.

PLAN OF DISTRIBUTION

Pursuant to a letter agreement dated as of August 9, 2023 we have retained H.C. Wainwright & Co., LLC, or Wainwright, to act as our sole placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing or selling any of the securities offered by us in this offering, and is not required to arrange for the sale of any specific number or dollar amount of securities, other than to use its reasonable best efforts to arrange for the sale of such securities by us. Therefore, we may not sell the entire amount of securities being offered. Wainwright may engage one or more sub-agents or selected dealers to assist with the offering. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and the prospective investors.

We have entered into securities purchase agreements directly with the investors in connection with this offering, and we will only sell to the investors who have entered into the securities purchase agreements.

Delivery of the securities offered hereby is expected to occur on or about August 18, 2023, subject to satisfaction or waiver of customary closing conditions.

We have agreed to pay Wainwright a cash fee equal to 7.5% of the gross proceeds received from the investors who purchased securities in the offering and the concurrent private placement and will issue to Wainwright (or its designees) warrants to purchase up to 830,959 ordinary shares (which represents 7.0% of the aggregate number of ordinary shares and shares underlying the pre-funded warrants sold in this offering) on substantially the same terms as the private placement warrants except with an exercise price of $0.5265 (or 125% of the offering price per share) and an expiration date of August 15, 2028. We have also agreed to pay Wainwright in connection with this offering and the concurrent private placement $75,000 for non-accountable expenses, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses and the placement agent's clearing expenses in the amount of $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $300,000.

Wainwright shall also be entitled to the foregoing compensation with respect to certain investors brought over-the-wall during the term of the engagement letter that invest in any subsequent capital-raising transaction during the 12-month period following the termination or expiration of the engagement letter, subject to an exception.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities, including liabilities arising under the Securities Act, relating to or arising out of Wainwright’s activities under the engagement letter and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

We have also granted Wainwright a right of first refusal for a period of ten months following the consummation of this offering to act as sole book-running manager, sole underwriter or sole placement agent for each and every debt financing or refinancing and future public or private offering or any other capital raising financing of equity, equity-linked or debt securities by us or any of our subsidiaries.

Under the terms of the Securities Purchase Agreements, from the date of such agreements until sixty (60) days after the consummation of this offering, neither we nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or ordinary share equivalents, or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions. The Company has also agreed not to effect or enter into an agreement to effect any issuance of ordinary shares or ordinary share equivalents involving a Variable Rate Transaction, as defined in the Securities Purchase Agreements, for a period of ten (10) months following the consummation of this offering (or, in the case of an “at-the-market” offering in which Wainwright acts as the sales agent, six (6) months following the Closing Date).

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, Wainwright:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

Listing

Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “RVLP.”

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by A&L Goodbody LLP, Dublin, Ireland, and certain other legal matters in connection with the securities offered by this prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 3 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.osmotica.com. Our website is not a part of this prospectus supplement and accompanying prospectus and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 20, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, as filed with the SEC on May 11, 2023, and June 30, 2023, as filed with the SEC on August 14, 2023;

•	our Current Reports on Form 8-K, as filed with the SEC on June 2, 2023, June 16, 2023 and August 2, 2023 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

•	the information in our proxy statement filed on April 24, 2023, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 001-38709), as filed with the SEC on October 18, 2018, including any amendments or reports filed for the purpose of updating such description.

Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

To obtain copies of these filings, see “Where You Can Find More Information” on page S-30 of this prospectus supplement.

PROSPECTUS

RVL Pharmaceuticals plc

$200,000,000

Ordinary Shares

Preferred Shares

Warrants

Debt Securities

Units

39,398,404 Ordinary Shares Offered by Selling Shareholders

We may offer to the public from time to time in one or more series or issuances:

●	ordinary shares;

●	preferred shares;

●	warrants to purchase our ordinary shares, preferred shares or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $200,000,000.

Selling shareholders may also offer up to an aggregate of 39,398,404 of our ordinary shares from time to time in connection with one or more offerings. We will not receive any proceeds from the sale of any securities by the selling shareholders.

This prospectus provides a general description of the securities that we or the selling shareholders may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Depending on the method of distribution, a prospectus supplement may also be required in connection with certain sales of ordinary shares by the selling shareholders. Any prospectus supplement may add to, update or change information contained in this prospectus.

The securities may be sold by us or the selling shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.

Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “RVLP.” On January 26, 2023, the closing price of our ordinary shares was $1.39. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

As of January 27, 2023, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or our public float, was approximately $71.7 million based on 99,257,987 outstanding ordinary shares as of such date, at a price of $1.54 per share on December 1, 2022, which was the highest closing sale price of our ordinary shares on the Nasdaq Global Select Market within 60 days of the filing date of the registration statement of which this prospectus forms a part. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 6.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2023.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to an aggregate principal amount of $200,000,000 and the selling shareholders may additionally sell up to an aggregate of 39,398,404 of our ordinary shares in one or more offerings.

This prospectus provides you only with a general description of the securities that we and the selling shareholders may offer. Each time that we offer securities under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. Depending on the method of distribution, a prospectus supplement may also be required in connection with certain sales of ordinary shares by the selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under the heading “Where You Can Find More Information” herein.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “RVL,” “we,” “our” and “us” or other similar terms mean RVL Pharmaceuticals plc and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein, and any prospectus supplement and the documents incorporated therein, contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “should,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs. Examples of forward-looking statements include, among others, statements we may make regarding: our intentions, beliefs or current expectations concerning, among other things, future operations; future financial performance, trends and events, particularly relating to sales of Upneeq®; U.S. Food and Drug Administration (“FDA”) and other regulatory applications, approvals and actions; the continuation of historical trends; our ability to manage costs and service our debt; and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs.

We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following:

●	Due to our dependence on one product, Upneeq, our business could be materially adversely affected if Upneeq does not perform as well as expected.

●	Upneeq may fail to achieve sufficient market acceptance by clinicians and patients, or others in the medical community, and the ultimate market opportunity for Upneeq may be smaller than we estimate.

●	If we are unable to successfully commercialize Upneeq, or develop new products, on a timely or cost effective basis, our operating results may suffer.

●	Our profitability depends on our customers’ willingness to pay the price we charge for Upneeq. If we decide to lower the price we charge for Upneeq our profitability could materially suffer.

●	Our marketing and sales expenditures may not result in the commercial success of Upneeq.

●	There is no certainty that we will be able to get FDA approval of arbaclofen extended release (“ER”) and no certainty that we will be able to realize any value for arbaclofen ER.

●	We expend a significant amount of resources on research and development activities, including milestones on in-licensed products, which may not lead to successful product introductions.

●	If we are unable to maintain our sales, marketing and distribution capabilities, or establish additional capabilities if and when necessary, we may not be successful in commercializing Upneeq.

●	We depend to a large extent on third-party suppliers and distributors for Upneeq, including Nephron Pharmaceuticals, and if such suppliers and distributors are unable to supply raw materials for manufacture and deliver Upneeq in a timely manner, or are unable to manufacture Upneeq at a scale sufficient to meet demand, it could have material adverse effect on our business, financial position and results of operations.

●	If Upneeq does not produce the intended effects, our business may suffer.

●	Failures of or delays in clinical trials are common and have many causes, and such failures or delays could result in increased costs to us and could prevent or delay our ability to obtain regulatory approval and commence product sales for new products.

●	The drug regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

●	We are, and will continue to be in the future, a party to legal proceedings that could result in adverse outcomes.

●	Manufacturing or quality control problems at our or our third-party manufacturing facility operated by Nephron Pharmaceuticals may damage our reputation for quality production, require costly remedial activities, delay or prevent us from obtaining Upneeq, and negatively impact our business, results of operations and financial condition.

●	Our business may be adversely affected by the ongoing coronavirus outbreak.

●	Other factors that are described in Part 1, Item 1A "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 30, 2022 and in Part II, Item 1A “Risk Factors” section of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 as filed with the SEC on November 10, 2022.

The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

THE COMPANY

Company Overview

We are a specialty pharmaceutical company focused on the development and commercialization of products that target markets with underserved patient populations in the ocular medicine and medical aesthetics therapeutic areas. In July 2020, we received regulatory approval from the FDA for RVL-1201, or Upneeq, (oxymetazoline hydrochloride ophthalmic solution), 0.1%, for the treatment of acquired blepharoptosis, or droopy or low-lying eyelids in adults. Upneeq was commercially launched in September 2020 to a limited number of eye care professionals with commercial operations expanded in 2021 among ophthalmology, optometry and oculoplastic specialties. In February 2022, Upneeq was commercially expanded into the medical aesthetics market. We believe Upneeq is the first non-surgical treatment option approved by the FDA for acquired blepharoptosis.

Arbaclofen ER is under development for the alleviation of signs and symptoms of spasticity resulting from multiple sclerosis for which we have completed Phase III clinical trials and for which we are exploring opportunities to divest, out-license or otherwise partner with a third party to monetize our net investment.

Corporate Information

Our principal executive offices are located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, and our registered office in Ireland is located at 3 Dublin Landings, North Wall Quay, Dublin 1, Ireland and our telephone number is (908) 809-1300. Our website address is www.rvlpharma.com. The information that appears on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. Any prospectus supplement applicable to an offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information.” The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for working capital and other general corporate purposes. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any selling shareholder.

SELLING SHAREHOLDERS

This prospectus also relates to the possible resale by certain of our shareholders of up to an aggregate of 39,398,404 ordinary shares (plus an indeterminate number of our ordinary shares that may be issued upon share splits, share dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling shareholders” includes the selling shareholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling ordinary shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement, if any. We are registering the ordinary shares in order to permit the selling shareholders to offer the ordinary shares for resale from time to time.

The following table sets forth the name of each selling shareholder, the number and percentage of our ordinary shares beneficially owned by such selling shareholder prior to the offering as of January 27, 2023, the number of our ordinary shares that may be offered under this prospectus, and the number and percentage of our ordinary shares beneficially owned by each selling shareholder assuming all of the ordinary shares registered hereunder are sold. As of January 27, 2023, a total of 99,257,987 ordinary shares were outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our ordinary shares. Generally, a person “beneficially owns” our ordinary shares if the person has or shares with others the right to vote those ordinary shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of ordinary shares in the column “Number of Ordinary Shares Registered for Sale” represents all of the ordinary shares that such selling shareholder may offer and sell from time to time under this prospectus. This table is based upon information suppled to us by the selling shareholders and information filed with the SEC. The selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from registration requirements of the Securities Act.

Name and Address	Number of Ordinary Shares Beneficially Owned Prior to Offering	Percentage of Ordinary Shares Beneficially Owned Prior to Offering	Number of Ordinary Shares Registered for Sale hereby	Number of Ordinary Shares to be Owned after the Offering(1)	Percent of Outstanding Ordinary Shares to be Owned after the Offering(1)
Avista Healthcare Partners, L.P.(2)	23,730,864	23.9%	15,730,864	8,000,000	8.1%
Altchem Limited and affiliate(3)	23,667,540	23.8%	23,667,540	—	—

(1)	We do not know when or in what amounts the selling shareholders will offer ordinary shares for sale, if at all. The selling shareholders may sell any or all of the ordinary shares included in and offered by this prospectus. Because the selling shareholders may offer all or some of the ordinary shares pursuant to this prospectus, we cannot estimate the number of ordinary shares that will be held by the selling shareholders after completion of an offering. However, for purposes of this table, we have assumed that after completion of an offering, none of the ordinary shares included in and covered by this prospectus will be held by the selling shareholders.

(2)	The ordinary shares registered for sale hereby are held by Avista Healthcare Partners, L.P. which also holds 8,000,000 ordinary shares that are not being registered pursuant to the registration statement of which this prospectus forms a part. Avista Healthcare Partners GP, Ltd. (“AHP GP”) serves as the general partner of Avista Healthcare Partners, L.P. As a result, AHP GP may be deemed to share beneficial ownership of the ordinary shares held by Avista Healthcare Partners, L.P. Voting and disposition decisions at AHP GP with respect to the ordinary shares held by Avista Healthcare Partners, L.P. are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom is a member of our board of directors. Each of the members of such investment committee disclaims beneficial ownership of the ordinary shares held by Avista Healthcare Partners, L.P. The address for each of these entities is 65 East 55th Street, 18th Floor, New York, N.Y. 10022, USA.

(3)	The shares registered for sale hereby consist of 22,485,297 ordinary shares held by Altchem Limited and 1,182,243 ordinary shares held by Orbit Co-Invest A-1 LLC. Altchem Limited serves as the Manager of Orbit Co-Invest A-1 LLC. As a result, Altchem Limited may be deemed to share beneficial ownership of the ordinary shares held by Orbit Co-Invest A-1 LLC. Voting and disposition decisions with respect to ordinary shares beneficially owned by Altchem Limited are made by the foundation council of Harsaul Foundation, a foundation organized in Panama, in its absolute discretion. As a result, Harsaul Foundation may be deemed to share beneficial ownership of the ordinary shares held by each of Altchem Limited and Orbit Co-Invest A-1 LLC. The address for Altchem Limited is Karaiskaki, 6, City House, 3032, Limassol, Cyprus. The mailing address for Orbit Co-Invest A-1 LLC is 885 Third Avenue, 17th Floor, New York, N.Y. 10022, USA. The registered address for Harsaul Foundation is Ave. Samuel Lewis and 54 Street, Panama, Republic of Panama.

PLAN OF DISTRIBUTION

Our Plan of Distribution

We may sell the securities, from time to time, to or through underwriters or dealers (acting as principal or agent), through agents or remarketing firms, or directly to one or more purchasers pursuant to:

●	underwritten public offerings;

●	negotiated transactions;

●	block trades;

●	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or

●	through a combination of these methods.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any;

●	if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

●	any delayed delivery arrangements;

●	any over-allotment or other options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

●	the identity and relationships of any finders, if applicable; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option or other options under which underwriters may purchase additional securities from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms would act as principals for their own account or as agents for us. These remarketing firms would offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and would describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction would be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Any securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the ordinary shares on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Selling Shareholders’ Plan of Distribution

The selling shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares offered by this prospectus from time to time on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling ordinary shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	“at the market” or through market makers or into an existing market for ordinary shares;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such ordinary shares at a stipulated price per share;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell ordinary shares under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than under this prospectus.

Broker-dealers that may be engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders or, if any broker-dealer acts as agent for the purchaser of ordinary shares, from the purchaser in amounts to be negotiated. The selling shareholders do not expect that any of these commissions and discounts relating to any sales of ordinary shares would exceed what is customary in the types of transactions involved.

Each selling shareholder may, from time to time, pledge or grant a security interest in some or all of the ordinary shares it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, which adds the pledgee, assignee, transferee or other successors in interest as a selling shareholder under this prospectus. Each selling shareholder also may transfer the ordinary shares in other circumstances, in which case the pledgees, assignees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers or other financial institutions may engage in short sales of the ordinary shares in the course of hedging the positions they assume. Each selling shareholder may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge our ordinary shares to broker-dealers that in turn may sell these securities. Each selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have advised us that, at the time of receipt of their ordinary shares, they had not entered into any agreements or understandings, directly or indirectly, with any person to distribute such ordinary shares.

To the extent required, the ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement, or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Because the selling shareholders may each be deemed to be an “underwriter” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act.

Any ordinary shares that are sold will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ordinary shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of resale shares may not simultaneously engage in market making activities with respect to our ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the completion of the distribution. In addition, if the selling shareholders sell any ordinary shares the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our ordinary shares by the selling shareholders or other persons. We will make copies of this prospectus available to the selling shareholders and have informed the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders specifically for use in the Registration Statement, or we may be entitled to contribution.

We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders.

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time, subject to applicable law:

●	ordinary shares;

●	preferred shares;

●	warrants to purchase our ordinary shares, preferred shares or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The selling shareholders may also offer our ordinary shares from time to time. The terms of any securities we offer or offered by the selling shareholders will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into ordinary shares or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of some of the terms of our share capital. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our Memorandum and Articles of Association (our “Constitution”), a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 18, 2022.

Organization

We are an Irish private company with limited liability. We were organized in Ireland on July 13, 2017 under the name Lilydale Limited with registered number 607944. Effective May 1, 2018, we were renamed Osmotica Pharmaceuticals Limited. On July 31, 2018, Osmotica Pharmaceuticals Limited re-registered under the Irish Companies Act of 2014 as a public limited company and was renamed Osmotica Pharmaceuticals plc. Effective January 17, 2022, we changed our name to RVL Pharmaceuticals plc. Our affairs are governed by our Constitution, including our Articles of Association, and Irish law.

Objective

As provided by and described in our Memorandum of Association, our principal objective is to carry on the business of a holding company and all associated related activities and to carry on various activities associated with that objective.

Share Capital

Our authorized share capital is $4,400,000 and €25,000, divided into 400,000,000 ordinary shares with a nominal value of $0.01 per share, 40,000,000 preferred shares with a nominal value of $0.01 per share and 25,000 Euro deferred shares with a nominal value of €1.00 per share. As of January 27, 2023, we had 99,257,987 ordinary shares outstanding held by three registered shareholders and no outstanding shares of any other class.

We may issue shares subject to the maximum authorized share capital contained in our Constitution. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, preferred shares and Euro deferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”) (unless otherwise determined by the directors). The shares comprising our authorized share capital may be divided into shares of any nominal value.

The rights and restrictions to which our ordinary shares are subject are prescribed in our Articles of Association. Our Articles of Association entitle our board of directors, without shareholder approval, to determine the terms of the preferred shares issued by us. The preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as our board of directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes of our share capital, depending on the terms of issue of such preferred shares.

Irish law does not recognize fractional shares held of record. Accordingly, our Articles of Association do not provide for the issuance of fractional shares, and our official Irish share register does not reflect any fractional shares.

Whenever an alteration or reorganization of our share capital would result in any of our shareholders becoming entitled to fractions of a share, our board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.

Transfer and Registration of Shares

Our share register is maintained by our transfer agent. Registration in this share register will be determinative of membership in us. Any of our shareholders who only hold ordinary shares beneficially will not be the holder of record of such ordinary shares. Instead, the depository or other nominee will be the holder of record of such shares. Accordingly, a transfer of ordinary shares from a person who holds such ordinary shares beneficially to a person who will also hold such ordinary shares beneficially through the same depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the holder of record of such ordinary shares.

A written instrument of transfer will be required under Irish law in order to register on our official share register any transfer of ordinary shares (i) from a person who holds such ordinary shares directly to any other person or (ii) from a person who holds such ordinary shares beneficially to another person who also will hold such ordinary shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred ordinary shares. An instrument of transfer will be required for a shareholder who directly holds ordinary shares to transfer those ordinary shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds ordinary shares may transfer those ordinary shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that there is no change in the beneficial ownership of the ordinary shares as a result of the transfer and the transfer is not made in contemplation of a sale of the ordinary shares.

Accordingly, we strongly recommend that shareholders hold their shares through DTC (or through a broker who holds such shares through DTC).

Any transfer of our ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless such stamp duty is paid and details of the transfer are provided to our transfer agent. We do not expect to pay any stamp duty on behalf of any acquirer of ordinary shares in our capital. We may, in our absolute discretion, pay (or cause one of our affiliates to pay) any stamp duty.

Our Articles of Association provide that, in the event of any such payment, we (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion) and (iii) will have a lien against any of our shares in respect of which we have paid stamp duty. Our Articles of Association grant our board of directors general discretion to decline to register an instrument of transfer without giving a reason. In addition, our board of directors may decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration.

The registration of transfers may be suspended at such times and for such periods, not exceeding 30 days in any year, as our board of directors may from time to time determine (except as may be required by law).

Issuance of Shares

We have the authority, pursuant to our Articles of Association, to increase our authorized but unissued share capital by ordinary resolution by creating additional shares of any class or series. An ordinary resolution of our company requires more than 50% of the votes cast at a shareholder meeting by our shareholders entitled to vote at that meeting. As a matter of Irish law, the board of directors of a company may issue authorized but unissued new shares without shareholder approval once authorized to do so by the Articles of Association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, our Articles of Association authorize our board of directors to issue new shares up to the amount of our authorized but unissued share capital without shareholder approval for a period of five years from the date our Articles of Association were adopted. We expect that we will seek to renew such general authority at our 2023 annual general meeting of shareholders. Our Articles of Association authorize our board of directors, without shareholder approval, to determine the terms of any class of preferred shares issued by us.

On April 7, 2022, the Irish Takeover Panel agreed to waive the application of the mandatory offer obligations under Rule 9 of the Irish Takeover Rules in respect of certain acquisitions by the Company’s major shareholders and certain members of its management team of additional new ordinary shares of the Company, subject to certain conditions, including the approval by the Company’s independent shareholders of such proposed acquisitions.

Subsequently, at the Annual General Meeting of Shareholders held on June 16, 2022, the Company’s independent shareholders (being shareholders other than affiliates of Avista Capital Partners, Altchem Limited and each of their concert parties for the purposes of the Irish Takeover Rules) approved such waiver of the mandatory offer obligations under Rule 9 of the Irish Takeover Rules which would otherwise have arisen.

No Share Certificates

We do not intend to issue share certificates unless (i) certificates are required by law, any stock exchange, a recognized depository, any operator of any clearance or settlement system or the terms of issue of any class or series of our shares or (ii) a holder of our ordinary shares applies for share certificates evidencing ownership of our shares.

Under our Articles of Association, holders of our ordinary shares have no right to certificates for their ordinary shares, except on request and on such terms as our board of directors, at its sole discretion, determines.

Holders’ rights to request certificates for ordinary shares are subject to any resolution of our board of directors determining otherwise.

No Sinking Fund

Our ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

Any shares sold pursuant to this prospectus will be duly and validly issued, will be credited as fully paid up and will not be subject to calls for any additional payments (non-assessable).

Pre-emption Rights, Share Warrants and Share Options

Under Irish law, certain statutory pre-emption rights apply automatically in favor of our shareholders when our shares are issued for cash. However, we have opted out of these pre-emption rights in our Articles of Association as permitted under Irish law for the maximum period permitted of five years from the date of adoption of the Articles of Association. This opt-out may be renewed every five years under Irish law by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes cast by our shareholders at a meeting of shareholders. We expect that we will seek renewal of the opt-out at our 2023 annual general meeting of shareholders. If the opt-out expires and is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata based on their existing shareholding before the shares can be issued to any new shareholders or pre-existing shareholders in an amount greater than their pro rata entitlements. The statutory pre-emption rights:

●	generally do not apply where shares are issued for non-cash consideration;

●	do not apply to the issuance of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any dividend and capital distribution, which are sometimes referred to as non-participating shares); and

●	do not apply to the issuance of shares pursuant to certain employee compensation plans, including the RVL Pharmaceuticals plc Amended and Restated 2018 Incentive Plan.

The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the Articles of Association or an ordinary resolution of shareholders. This authority can be granted for a maximum period of five years, after which it must be renewed by the shareholders by an ordinary resolution. Our Articles of Association provide that our board of directors is authorized to grant, upon such terms as the board deems advisable, options to purchase (or commitments to issue at a future date) our shares of any class or series, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued. This authority under the articles will lapse after five years from the date our Articles of Association were adopted. We expect that we will seek renewal of this authority at our 2023 annual general meeting of shareholders. The board of directors may issue ordinary shares upon exercise of warrants or options or other commitments without shareholder approval or authorization (up to the relevant authorized but unissued share capital). Statutory pre-emption rights will apply to the issuance of warrants and options issued by us unless an opt-out applies or shareholder approval for an opt-out is obtained in the same manner described directly above for our ordinary shares. We are subject to the Nasdaq Stock Market listing rules requiring shareholder approval of certain ordinary share issuances. The Irish Takeover Rules may be applicable in certain circumstances and can impact our ability to issue ordinary shares.

Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share award, bonus share or any other share-based grant must be paid pursuant to the Irish Companies Act.

Share Repurchases and Redemptions

Overview

Our Articles of Association provide that any share that we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of shares by us may technically be effected as a redemption of those shares as described below under “Repurchases and Redemptions.” If our Articles of Association did not contain such provisions, repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under “Purchases by Subsidiaries,” including the shareholder approval requirements described below. Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our shares, we are referring to the redemption of shares by us pursuant to the Articles of Association or the purchase of our shares by one of our subsidiaries, in each case in accordance with our Articles of Association and Irish law as described below.

Repurchases and Redemptions

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described below under “Dividends”) or (if the company proposes to cancel the shares on redemption) the proceeds of a new issue of shares for that purpose. The redemption of redeemable shares may only be made by a public limited company where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the company. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval is not required to redeem our shares.

We may also be given authority by our shareholders to purchase our shares either on or off market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Our board of directors is also entitled to issue preferred shares that may be redeemed either at our option or the option of the shareholder, depending on the terms of such shares. See “—Share Capital.” Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. While we hold shares as treasury shares, we cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of a company. A general authority of the shareholders of a company is required to allow a subsidiary to make on-market purchases of the company’s shares; however, as long as this general authority has been granted, no specific shareholder authority is required for a particular on-market purchase of the company’s shares by a subsidiary. A company may elect to seek such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of a company and at subsequent annual general meetings. For an off-market purchase by a subsidiary of a company, the proposed purchase contract must be authorized by special resolution of the shareholders of the company before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of the company.

The number of shares held by the subsidiaries of a company at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of the company. While a subsidiary holds shares of a company, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of a company by a subsidiary must be funded out of distributable reserves of the subsidiary.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of a company, less accumulated realized losses of the company on a standalone basis. In addition, no dividend or distribution may be made unless the net assets of a company are not less than the aggregate of the company’s called up share capital plus undistributable reserves and the distribution does not reduce the company’s net assets below such aggregate. Undistributable reserves include a company’s undenominated capital (effectively its share premium and capital redemption reserve) and the amount by which the company’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed the company’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital. The determination as to whether or not a company has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of the company. The “relevant accounts” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Act, which give a “true and fair view” of a company’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. These “relevant accounts” must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Consistent with Irish law, our Articles of Association authorize our board of directors to declare interim dividends without shareholder approval out of funds lawfully available for the purpose, to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. Our board of directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting. Our board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend declared or paid may exceed the amount recommended by the directors. We may pay dividends in any currency but, if we elect to pay dividends, we intend to pay such dividends in U.S. dollars. Our board of directors may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to us in respect of our ordinary shares.

Our board of directors is also authorized to issue shares in the future with preferred rights to participate in dividends declared by us. The holders of such preference shares may, depending on their terms, rank senior to the holders of our ordinary shares with respect to dividends. The Euro deferred shares do not have any right to receive a dividend.

Bonus Shares

Under our Articles of Association, upon the recommendation of our board of directors, the shareholders by ordinary resolution may authorize the board to capitalize any amount credited to our undenominated capital, any of our profits available for distribution or any amount representing unrealized revaluation reserves, and use such amount for the issuance to shareholders of shares as fully paid bonus shares.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our Articles of Association provide that we have a first and paramount lien on every share for all debts and liabilities owed by any of our shareholders to us, whether presently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made within 14 days after notice demanding payment, we may sell the shares. These provisions are standard inclusions in the articles of association of an Irish company limited by shares such as ours and are only applicable to our shares that have not been fully paid up.

Consolidation and Division; Subdivision

Under our Articles of Association, we may, by ordinary resolution, divide any or all of our share capital into shares of smaller nominal value than its existing shares (often referred to as a share split) or consolidate any or all of our share capital into shares of larger nominal value than its existing shares (often referred to as a reverse share split).

Reduction of Share Capital

We may, by ordinary resolution, reduce our authorized but unissued share capital. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce our issued share capital and any undenominated share capital.

General Meetings of Shareholders

We are required under Irish law to hold an annual general meeting within 18 months of incorporation and thereafter at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year and no more than nine months after our fiscal year-end. Any annual general meeting may be held outside Ireland, provided that technological means are provided to enable shareholders to participate in the meeting without leaving Ireland. Our Articles of Association include a provision requiring annual general meetings to be held within such time periods as required by Irish law.

The only matters that must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual profit and loss account, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s fees (or delegation of same). At any annual general meeting, only such business may be conducted as has been brought before the meeting (i) in the notice of the meeting, (ii) by or at the direction of the board of directors, (iii) in certain circumstances, at the direction of the Irish High Court, (iv) as required by law or (v) such business that the chairman of the meeting determines is properly within the scope of the meeting. In addition, subject to compliance with our Articles of Association, shareholders entitled to vote at an annual general meeting may make nominations of candidates for election to the board of directors and propose business to be considered thereat.

Our extraordinary general meetings may be convened (i) by our board of directors, (ii) on requisition of the shareholders holding the number of our shares prescribed by the Irish Companies Act (currently 10% of our paid-up share capital carrying voting rights), or (iii) in certain circumstances, on requisition of our auditors.

Extraordinary general meetings are generally held for the purposes of approving such of our shareholder resolutions as may be required from time to time. The business to be conducted at any extraordinary general meeting must be set forth in the notice of the meeting.

In the case of an extraordinary general meeting requisitioned by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice of the meeting. The requisition notice can propose any business to be considered at the meeting. Under Irish law, upon receipt of this requisition notice, the board of directors has 21 days to convene the extraordinary general meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of receipt of the requisition notice. If the board does not proceed to convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice by the board.

If the board of directors becomes aware that our net assets are half or less of the amount of our called up share capital, the board must, not later than 28 days from the date that it learns of this fact, convene an extraordinary general meeting of our shareholders to be held not later than 56 days from such date.

This meeting must be convened for the purposes of considering what measures, if any, should be taken to address the situation.

At least 21 days’ notice of any annual general meeting or general meeting at which a special resolution is proposed and 14 days in all other circumstances must be given to shareholders, each director and our auditors, under our Articles of Association.

Quorum for Shareholder Meetings

Our Articles of Association provide that no business shall be transacted at any general meeting unless a quorum is present. Under our Articles of Association, the presence, in person or by proxy, of one or more shareholders holding at least 50% of the voting power of our issued shares that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting.

The provisions of our Articles of Association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined by reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of one or more shareholders whose name is entered in the share register of the Company as a registered holder of shares present in person or by proxy holding not less than a majority of the issued and outstanding shares of the class entitled to vote at the meeting in question.

Voting

Generally

Holders of our ordinary shares are entitled to one vote per ordinary share held as of the record date for the meeting.

Our Articles of Association provide that all votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with our Articles of Association. Our Articles of Association provide that our board of directors may permit the appointment of proxies by the shareholders to be notified to us electronically.

In accordance with our Articles of Association, our board of directors may, from time to time, cause us to issue preferred shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).

Treasury shares (i.e., shares held by us) and our shares held by our subsidiaries will not entitle their holders to vote at general meetings of shareholders.

Except where a greater majority is required by Irish law or our Articles of Association, any question proposed for consideration at any of our general meetings or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting.

Irish law requires special resolutions of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast by shareholders at a meeting of shareholders.

Examples of matters requiring special resolutions include:

●	amending our objects as contained in our Memorandum of Association;

●	amending our Articles of Association (please see below in relation to an additional approval threshold for amending certain provisions of our Articles of Association);

●	approving a change of name;

●	authorizing the entry into a guarantee or the granting of security in connection with a loan, quasi loan or credit transaction in favor of a director or connected person of a director (which generally includes a family member or business partner of the director and any entity controlled by the director);

●	opting out of pre-emption rights on the issuance of new shares;

●	re-registering from a public limited company to a private company;

●	purchasing of our own shares off-market;

●	reducing issued share capital;

●	resolving that we be wound up by the Irish courts;

●	resolving in favor of a shareholders’ voluntary winding-up;

●	re-designating shares into different share classes;

●	setting the re-issue price of treasury shares; and

●	merging with other Irish companies or with companies incorporated in the EEA, as described below under “—Acquisitions.”

Our Constitution requires the prior approval of holders of at least 75% in nominal value of our issued and outstanding ordinary shares which carry an entitlement to vote at a general meeting for amendments to any of the following: paragraph six of our Memorandum of Association and Articles 17, 67.1, 76, 90, 92, 112, 156-159 (inclusive), 194 and 196-198 (inclusive) of our Articles of Association.

Action by Written Consent

Any resolution or action required or permitted to be passed or taken by our shareholders may be effected only at a duly convened annual or extraordinary general meeting of our shareholders and may not be effected by any resolution or consent in writing by such shareholders.

Variation of Rights Attaching to a Class or Series of Shares

Under our Articles of Association and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by an ordinary resolution passed at a general meeting of the shareholders of the affected class or series or with the consent in writing of the holders of a majority of the issued shares of that class of shares entitled to vote on such variation. The rights conferred upon the holder of any of our pre-existing issued shares shall not be deemed to be varied by the issuance of any preferred shares.

Record Dates

Our Articles of Association provide that our board of directors may set a record date for the purposes of determining which shareholders are entitled to notice of, or to vote at, a general meeting and the record date shall not be more than 60 days prior to the date of the meeting. If no record date is fixed by the board of directors, the date immediately preceding the date on which notice of the meeting is deemed given under our Articles of Association will be the record date for such determination of members.

Shareholder Proposals

Under Irish law, there is no general right for a shareholder to put items on the agenda of an annual general meeting, other than as set out in the Articles of Association of a company. Under our Articles of Association, in addition to any other applicable requirements, for business or nominations to be properly brought by a shareholder before an annual general meeting or an extraordinary general meeting requisitioned by shareholders, such shareholder must have given timely notice thereof in proper written form to our corporate secretary.

To be timely for an annual general meeting, a shareholder’s notice to our secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at our registered office not less than 90 days nor more than 120 days before the first anniversary of the notice convening our annual general meeting for the prior year. In the event that the date of the annual general meeting is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the member must be so delivered by close of business on the day that is not earlier than 120 days prior to such annual general meeting and not later than the later of (a) 90 days prior to the day of the contemplated annual general meeting or (b) ten days after the day on which public announcement of the date of the contemplated annual general meeting is first made by us. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

To be timely for business or nominations of a director at an extraordinary general meeting, notice must be delivered, or mailed and received not less than 90 days nor more than 120 days prior to the date of such extraordinary general meeting. If the first public announcement of the date of the extraordinary general meeting is less than 100 days prior to the date of the meeting, notice must be given by close of business ten days after the day on which the public announcement of the date of the extraordinary general meeting is first made by us.

For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder’s holdings of our shares. The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with these procedures (as set out in our Articles of Association), and if any proposed business is not in compliance with these provisions, to declare that such defective proposal shall be disregarded.

Shareholders’ Suits

In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against us would otherwise go un-redressed. The cause of action may be against a director, another person or both.

A shareholder may also bring proceedings against us in his or her own name where the shareholder’s rights as such have been infringed or where our affairs are being conducted, or the powers of the board of directors are being exercised, in a manner oppressive to any shareholder or shareholders or in disregard of their interests as shareholders. Oppression connotes conduct that is burdensome, harsh or wrong. This is an Irish statutory remedy under Section 212 of the Irish Companies Act and the court can grant any order it sees fit, including providing for the purchase or transfer of the shares of any shareholder.

Our Articles of Association provide that all actions, other than those related to U.S. securities law, but including, without limitation, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or any of our shareholders, (iii) any action asserting a claim against us arising pursuant to any provision of Irish law or our Articles of Association, and (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Association, shall be brought in the courts of Ireland, which have sole and exclusive jurisdiction to determine such matters.

Inspection of Books and Records

Under Irish law, our shareholders shall have certain rights to inspect our books and records, including the right to: (i) receive a copy of our Constitution and any act of the Irish Government that alters our Constitution; (ii) inspect and obtain copies of the minutes of general meetings of shareholders (including resolutions adopted at such meetings); (iii) inspect and receive a copy of the share register, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (iv) receive copies of the most recent balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any of our subsidiary companies that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors also have the right to inspect all of our books and records. The auditors’ report must be circulated to the shareholders with our Financial Statements (as defined below) at least 21 days before the annual general meeting, and such report must (if requested) be read to the shareholders at our annual general meeting. The Financial Statements referenced above mean our balance sheet, profit and loss account and, so far as they are not incorporated in the balance sheet or profit and loss account, any group accounts and the directors’ and auditors’ reports, together with any other document required by law to be annexed to the balance sheet. Our auditors also have the right to inspect all of our books, records and vouchers.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

●	a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of: (i) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, and (ii) representing 75% or more by value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholders of each participating class or series and the court, is binding on all of the shareholders of each participating class or series. Shares held by the acquiring party are not excluded from the tally of a vote on the scheme, but such shares may be considered to belong to a separate class for the purposes of approving the scheme, in which case the acquiring party’s shares would not be voted for the purposes of the separate class approval required from the remaining, non-acquiring shareholders;

●	through a tender offer by a third party pursuant to the Irish Takeover Rules. Where the holders of 80% or more in value of a class of our shares (excluding any shares already beneficially owned by the offeror) have accepted an offer for their shares, the remaining shareholders in that class may be statutorily required to also transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all of our shares but does not exercise this “squeeze out” right, the non-accepting shareholders also have a statutory right to require the offeror to acquire their shares on the same terms as the original offer, or such other terms as the offeror and the non-tendering shareholders may agree or on such terms as an Irish court, on application of the offeror or non-tendering shareholder, may order. If our shares were listed on Euronext Dublin or another regulated stock exchange in the EU, this 80% threshold would be increased to 90%; and

●	by way of a merger with a company incorporated in the European Economic Area (“EEA”) under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended), or with another Irish company under the Irish Companies Act. Such a merger must be approved by a special resolution and the Irish High Court. Shareholders also may be entitled to have their shares acquired for cash. See “—Appraisal Rights.”

The approval of the board of directors, but not shareholder approval, is required for a sale, lease or exchange of all or substantially all of our assets, except that such a transaction between us and one of our directors or a person or entity connected to such a director may require shareholder approval.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If we are being merged as the transferor company with another EEA company under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended) or if we are being merged with another Irish company under the Irish Companies Act, (i) any of our shareholders who voted against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders, may be entitled to require that the successor company acquire its shares for cash. In addition, a dissenting shareholder in a successful tender offer for an Irish company may, by application to the Irish High Court, object to the compulsory squeeze out provisions.

Disclosure of Interests in Shares

Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, (i) the shareholder will be interested in 3% or more of our ordinary shares that carry voting rights or (ii) the shareholder who was interested in 3% or more of the shares will cease to be interested in our ordinary shares that carry voting rights. In addition, where a shareholder is interested in 3% or more of our ordinary shares, the shareholder must notify us of any alteration of its interest that brings its total holding through the nearest whole percentage number, whether an increase or a reduction. All such disclosures must be notified to us within two days of the event that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of our ordinary shares held by such person will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the Irish High Court to have the rights attaching to its ordinary shares reinstated. In addition to the disclosure requirement described above, under the Irish Companies Act, we may, by notice in writing, and must, on the requisition of shareholders holding 10% or more of our paid-up capital carrying voting rights, require a person whom we know or have reasonable cause to believe is, or at any time during the three years immediately preceding the date on which such notice is issued was, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our ordinary shares, to give certain further information as may be required by us including particulars of such person or beneficial owner’s past or present interests in our ordinary shares.

Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by us on a person who is or was interested in our ordinary shares and that person fails to give us any information required within the reasonable time specified, we may apply to a court for an order directing that the affected ordinary shares be subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the ordinary shares by the court are as follows:

●	any transfer of those ordinary shares or, in the case of unissued shares, any transfer of the right to be issued with ordinary shares and any issue of such ordinary shares, shall be void;

●	no voting rights shall be exercisable in respect of those ordinary shares;

●	no further shares shall be issued in respect of those ordinary shares or in pursuance of any offer made to the holder of those ordinary shares; and

●	no payment shall be made of any sums due from us on those ordinary shares, whether in respect of capital or otherwise.

Where our ordinary shares are subject to these restrictions, the court may order the ordinary shares to be sold and may also direct that the ordinary shares shall cease to be subject to these restrictions.

In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of our ordinary shares must comply with the reporting requirements under Section 13 of the Exchange Act.

Anti-Takeover Provisions

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law.

Our Articles of Association allow our board of directors to adopt any shareholder rights plan upon such terms and conditions as the board deems expedient and in our best interest, subject to applicable law, including the Irish Takeover Rules and Substantial Acquisition Rules described below and the requirement for shareholder authorization for the issue of shares described above.

Subject to the Irish Takeover Rules described below and the Irish Companies Act, the board of directors also has the power to issue any of our authorized and unissued shares on such terms and conditions as it may determine to be in our best interest. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of our ordinary shares might believe to be in their best interest or in which holders of our ordinary shares might receive a premium for their shares over the then-market price of the shares.

Irish Takeover Rules and Substantial Acquisition Rules

A tender offer by which a third party makes an offer generally to our shareholders or a class of shareholders to acquire shares of any class conferring voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel (as well as being governed by the Exchange Act and the regulations promulgated thereunder). The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below. Takeovers by means of a scheme of arrangement are also generally subject to these regulations.

General Principles. The Irish Takeover Rules are based on the following General Principles that will apply to any transaction regulated by the Irish Takeover Panel:

●	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

●	the holders of securities in the target company must have sufficient time and information to allow them to make an informed decision regarding the offer. If the board of directors of the target company advises the holders of the securities with respect to the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s places of business;

●	the board of a target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

●	false markets must not be created in the securities of the target company or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

●	an offeror can only announce an offer after ensuring that it can fulfill in full any cash consideration offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

●	a target company may not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company, particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

●	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer. If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties (which generally mean persons acting in concert with the acquirer) to shares carrying 30% or more of the voting rights in our shares, the acquirer and, depending on the circumstances, its concert parties would be mandatorily required (except with the consent of the Irish Takeover Panel) to make a cash tender offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous twelve months.

This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in us if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve month period.

Voluntary Offer; Requirements to Make a Cash Offer and Minimum Price Requirements. A voluntary offer is a tender offer that is not a mandatory offer. If an offeror or any of its concert parties acquires any of our shares of the same class as the shares that are the subject of the voluntary offer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for our shares of that class by the offeror or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to twelve months if the Panel, having regard to the General Principles, believes it is appropriate to do so.

If the offeror or any of its concert parties has acquired our shares of the same class as the shares that are the subject of the voluntary offer (i) during the period of twelve months prior to the commencement of the offer period which represent 10% or more of the nominal value of the issued shares of that class or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per share shall be not less than the highest price paid by the offeror or its concert parties for shares (of that class) during, in the case of (i), the period of twelve months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to an offeror who, together with its concert parties, has acquired less than 10% of the nominal value of the issued shares of the class of shares that is the subject of the offer in the twelve-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of an offer or proposed offer.

Substantial Acquisition Rules. The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights in our shares. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights in our shares is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights in our shares and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of certain other acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action. Under the Irish Takeover Rules, the board of directors is not permitted to take any action that might frustrate an offer for our shares during the course of an offer or at any earlier time at which the board has reason to believe an offer is or may be imminent, except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in the frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe that an offer is or may be imminent. Exceptions to this prohibition are available where:

●	the action is approved by our shareholders at a general meeting; or

●	with the consent of the Irish Takeover Panel, where:

●	the Irish Takeover Panel is satisfied that the action would not constitute a frustrating action;

●	the holders of at least 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

●	the action is in accordance with a contract entered into prior to the announcement of the offer (or prior to a time at which the board has reason to believe that an offer is or may be imminent); or

●	the decision to take such action was made before the announcement of the offer (or prior to a time at which the board has reason to believe that an offer is or may be imminent) and has been either at least partially implemented or is in the ordinary course of business.

Insider Dealing. The Irish Takeover Rules also provide that no person, other than the offeror who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer, shall deal in relevant securities of the offeree during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

For other provisions that could be considered to have an anti-takeover effect, see “—Transfer and Registration of Shares,” “—Issuance of Shares—Pre-emption Rights, Share Warrants and Share Options,” “—Voting—Generally,” “—Voting—Variation of Rights Attaching to a Class or Series of Shares,” “—Disclosure of Interests in Shares” and “—Corporate Governance.”

Business Combinations with Interested Shareholders

Our Articles of Association provide that, subject to certain exceptions, we may not engage in certain business combinations with any person, other than investment funds affiliated with Avista Capital Partners and affiliates of Altchem Limited and their respective affiliates, that acquires beneficial ownership of 15% or more of our outstanding voting shares for a period of three years following the date on which such person became a 15% shareholder unless: (i) a committee of our disinterested directors approves the business combination; and (ii) in certain circumstances, the business combination is authorized by a special resolution of disinterested shareholders.

Corporate Governance

Generally

Our Articles of Association allocate authority over management of our Company to our board of directors. Our board of directors may then delegate management to committees of the board or such other persons as it thinks fit. Regardless of any delegation, the board of directors will remain responsible, as a matter of Irish law, for the proper management of our affairs. The board of directors may create new committees or change the responsibilities of existing committees from time to time.

Directors: Term and Appointment

Directors are elected or appointed at the annual general meeting or at any extraordinary general meeting called for that purpose until the next annual general meeting of the company. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director. In the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

No person may be appointed director unless nominated in accordance with our Articles of Association. Our Articles of Association provide that, with respect to an annual or extraordinary general meeting of shareholders, nominations of persons for election to our board of directors may be made by (i) the affirmative vote of our board of directors or a committee thereof, (ii) any shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for our Articles of Association, or (iii) with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Irish Companies Act, by a shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of the company and who makes such nomination in the written requisition of the extraordinary general meeting in accordance with our Articles of Association and the Irish Companies Act relating to nominations of directors and the proper bringing of special business before an extraordinary general meeting.

Under our Articles of Association, our board of directors has the authority to appoint directors to the board, either to fill a vacancy or as an additional director. A vacancy on the board of directors created by the removal of a director may be filled by an ordinary resolution of the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The board of directors may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum. If there is an insufficient number of directors to constitute a quorum, the board may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Under our Articles of Association, if the board fills a vacancy, the director’s term expires at the next annual general meeting. If there is an appointment to fill a casual vacancy or an addition to the board, the total number of directors shall not at any time exceed the number of directors from time to time fixed by the board in accordance with the Articles of Association.

Removal of Directors

The Irish Companies Act provides that, notwithstanding anything contained in the Articles of Association of a company or in any agreement between that company and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, provided that notice of the intention to move any such resolution be given by the requisitioning shareholders to the company not less than 28 days before the meeting at which the director is to be removed, and the director will be entitled to be heard at such meeting. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment agreement) that the director may have against us in respect of his or her removal.

Directors’ Duties

Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for our management (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal fiduciary duties include the statutory and common law fiduciary duties of acting in good faith in the interests of our company and exercising due care and skill. Other statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers and making certain filings as well as the disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on our business while insolvent, without due regard to the interests of creditors). For public limited companies like us, directors are under a specific duty to ensure that the corporate secretary is a person with the requisite knowledge and experience to discharge the role.

Conflicts of Interest

As a matter of Irish law, a director is under a fiduciary duty to avoid conflicts of interest. Irish law and our Articles of Association provide that: (i) a director may be a director of or otherwise interested in a company relating to us and will not be accountable to us for any remuneration or other benefits received as a result, unless we otherwise direct; (ii) a director or a director’s firm may act for us in a professional capacity other than as auditor; and (iii) a director may hold an office or place of profit in us and will not be disqualified from contracting with us. If a director has a personal interest in an actual or proposed contract with us, the director must declare the nature of his or her interest and we are required to maintain a register of such declared interests that must be available for inspection by the shareholders. Such a director may vote on any resolution of the board of directors in respect of such a contract, and such a contract will not be voidable solely as a result.

Indemnification of Directors and Officers; Insurance

To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its Articles of Association or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered “officers” within the meaning of that term under the Irish Companies Act.

Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We are permitted under our Articles of Association and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents.

Additionally, we and certain of our subsidiaries have entered into agreements to indemnify our directors to the maximum extent allowed under applicable law. These agreements, among other things, provide that we indemnify our directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as our director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Duration; Dissolution; Rights upon Liquidation

Our duration is unlimited. We may be dissolved at any time by way of either a shareholder’s voluntary winding up or a creditors’ winding up. In the case of a shareholder’s voluntary winding up, we must be solvent and a special resolution of the shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our Articles of Association or the terms of any shares issued by the board of directors from time to time. If the Articles of Association and terms of issue of our shares contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our Articles of Association provide that our ordinary shareholders may be entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution of the shareholders, but such rights of ordinary shareholders to participate may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

Exchange Controls

There is no limitation imposed by Irish law or by our Articles of Association on the right of a non-resident to hold or vote our ordinary shares.

Listing

Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “RVLP.”

Differences in Corporate Law

We, and our relationships with our shareholders, are governed by Irish corporate law and not by the corporate law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are available to directors and shareholders of U.S. corporations. To help you understand these differences, we have prepared the following summary comparing certain important provisions of Irish corporate law (as modified by our Articles of Association) with those of Delaware corporate law. Before investing, you should consult your legal advisor regarding the impact of Irish corporate law on your specific circumstances and reasons for investing.

Duties of Directors

Our business is managed by our board of directors. Members of the board of directors of an Irish company owe fiduciary duties to the company to act in good faith in their dealings with or on behalf of the company and to exercise their powers and fulfill the duties of their offices on the same basis. These duties include the following essential elements:

●	to act in good faith and what the director considers to be in the interests of the company;

●	not to make a personal profit from opportunities that arise from the office of director;

●	to exercise the care, diligence and skill that a reasonably prudent person would exercise in carrying out their duties as a director;

●	to act honestly and responsibly in relation to the affairs of a company;

●	to act in accordance with the company’s constitution;

●	not to use the company’s property unless permitted by the constitution or approved by a shareholders’ resolution;

●	generally not to agree to a restraint on the exercise of directors’ powers unless permitted by the constitution or approved by a resolution of the company in a general meeting;

●	to avoid conflicts of interest; and

●	to have regard to interests of the company’s employees and its members.

Under Irish law, the fiduciary duties of the directors are to the company, and not to the company’s individual shareholders. Our shareholders may not generally sue our directors directly for a breach of a fiduciary duty.

The business of a Delaware corporation is also managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders. These duties are similar to those imposed on the directors by the Irish Companies Act.

Under Irish law, the question of whether a director has acted properly will typically be assessed on a case-by-case basis, with regard to the circumstances surrounding the director’s action. In contrast, Delaware law presumes that directors act on an informed basis and in the best interests of the company and its shareholders.

Unless this presumption is rebutted, the decision of the board of a Delaware company will be upheld unless the action had no rational business purpose or constituted corporate waste. If the presumption is rebutted, the directors must demonstrate that the challenged action was entirely fair to the company.

Interested Directors

Under Irish law, directors who have an interest in a transaction or proposed transaction with us must disclose that interest to the board of directors when the proposed transaction is first considered (unless such interest has previously been disclosed). Not disclosing such an interest is a criminal offense, punishable by a fine.

Our Articles of Association provide that an interested director may vote on a resolution concerning a matter in which he or she has declared an interest.

Delaware law does not allow for criminal penalties but does specify that if a director has an interest in a transaction, that transaction would be voidable by a court unless either (i) the material facts about the interested director’s relationship or interests are disclosed or are known to the board of directors and a majority of the disinterested directors authorize the transaction, (ii) the material facts about the interested director’s relationship or interests are disclosed or are known to the shareholders entitled to vote and the transaction is specifically approved in good faith by such shareholders or (iii) the transaction was fair to the company when it was authorized, approved or ratified. In addition, the interested director could be held liable for a transaction in which he or she derived an improper personal benefit. Under Irish law, directors also have a general duty to avoid conflicts of interest. A director may be required to account to the company for any personal profit he or she has made in breach of this duty unless he or she has been specifically released from the duty by shareholder vote.

Voting Rights and Quorum Requirements

Under Irish law, the voting rights of our shareholders are regulated by our Constitution and the Irish Companies Act. Under our Articles of Association, one or more shareholders present in person or by proxy and holding shares representing at least 50% of the issued shares carrying the right to vote at such meeting will constitute a quorum. Most shareholder actions or resolutions may be passed by a simple majority of votes cast. Certain actions (including the amendment of the majority of the provisions of our Constitution) require approval by 75% of the votes cast at a meeting of shareholders. The amendment of a number of provisions of our Constitution, being paragraph six of our Memorandum of Association and Articles 17, 67.1, 76, 90, 92, 112, 156-159 (inclusive), 194, and 196-198 (inclusive) of our Articles of Association, requires the prior approval of holders of at least 75% in nominal value of our issued ordinary shares which carry an entitlement to vote at a general meeting. For a Delaware corporation, the presence, either in person or by proxy, of as few as one third of the shares eligible to vote may constitute a quorum. Except for certain extraordinary transactions, such as approving a merger, shareholders of a Delaware corporation may act by the majority vote of the shares present, either in person or by proxy.

Under Irish law and our Articles of Association, the election of directors at a general meeting of shareholders will require a majority of votes cast at such meeting. In the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. In contrast, the election of directors for a Delaware corporation requires only a plurality vote.

Under Irish law, any individual who is a shareholder of our company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our Articles of Association also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in common form or such other form as the directors may determine. Under our Articles of Association, each holder of ordinary shares is entitled to one vote per share held.

Amalgamations, Mergers and Similar Arrangements

Under Irish law, the disposal of or acquisition of assets by a company requires the approval of its board of directors. However, certain acquisitions and disposal of assets may also require shareholder approval. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the shareholders. Under Delaware law, a shareholder of a corporation participating in a major corporate transaction may, under certain circumstances, be entitled to appraisal rights which would allow him or her to receive the fair value of his or her shares (as determined by a court) in cash instead of the consideration he or she would otherwise receive in the transaction. Irish public companies may be acquired by way of a merger with a company incorporated in the EEA under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended) or by way of a merger with another Irish company under the Irish Companies Act. Such a merger must be approved by a special resolution. Shareholders also may be entitled to have their shares acquired for cash. While, generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights, if we are being merged as the transferor company with another EEA company under these Regulations or another Irish company under the Irish Companies Act (i) any of our shareholders who vote against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders may be entitled to require that the successor company acquire its shares for cash.

Takeovers

Takeover of certain Irish public companies, including us, are regulated by statutory takeover rules, which are administered by the Irish Takeover Panel.

In addition to the merger mechanisms under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended) and the Irish Companies Act referred to above, Irish law provides two principal ways for the control of a public company to change. The first method involves a public offer for the shares of that company. The number of shares required to vote in favor of a proposal to force minority shareholders of a public company, such as us, is 80% under the Irish Companies Act.

The second method of acquiring control of an Irish public company is by a scheme of arrangement. A company proposes the scheme of arrangement to its shareholders, which, if accepted, would result in the company being acquired by a third party. A scheme of arrangement must be approved by a majority in number of shareholders representing 75% in value of the shares of each relevant class actually voting at a general meeting.

If the scheme is approved, and subsequently confirmed by the Irish High Court, it becomes binding on all of the target shareholders, regardless of whether they voted on the scheme.

A general principle of Irish takeover law is that the directors of a company that is the target of an offer (or of a company which the directors believe will soon be the target of an offer) must refrain from frustrating that offer or depriving shareholders of the opportunity to consider the merits of the offer, unless the shareholders approve of such actions in a general meeting.

Under Delaware law, the board of directors may take defensive actions against a takeover if the directors believe in good faith that the takeover is a threat to the company’s interests and if the response is reasonable in light of the threat posed by the takeover. However, the board may not use such measures for its own personal interests. For example, a board may institute defensive measures to allow it to negotiate a higher price with the acquirer or prevent shareholders from being coerced into selling at a price that is clearly too low.

However, the board may not use such measures just to keep itself in control of the company. In contrast, Irish takeover law only allows the directors to advise shareholders (by way of a publicly available announcement) on the merits and drawbacks of any particular offer and to recommend shareholders to accept or reject such offer.

Shareholders’ Suits

Under Irish law, our shareholders generally may not sue for wrongs suffered by us.

In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would otherwise go un-redressed. The cause of action may be against the director, another person, or both.

In contrast to a derivative action, Irish law permits an action by a shareholder in his or her own right on the basis of the infringement of his or her personal rights as a shareholder. A shareholder may commence a suit in a representative capacity for him or herself as well as other similarly affected consenting shareholders. Additionally, under Irish law, any shareholder who claims that our affairs are being conducted, or that the powers of our directors are being exercised, in a manner oppressive to his or her interests as a shareholder, may apply to the Irish courts for an appropriate order.

Delaware law generally allows a shareholder to sue for wrongs suffered by a company if the shareholder first demands that the company sue on its own behalf and the company declines to do so, but allows the shareholder to. In certain situations, such as when there are specific reasons to believe that the directors are protecting their personal interests, the shareholder may sue directly without first making the demand.

Indemnification of Directors and Officers

In general, the Irish Companies Act prohibits us from indemnifying any director against liability due to his or her negligence, default, breach of duty or breach of trust due to us. We may, however, indemnify our officers if they are acquitted in a criminal proceeding or are successful in a civil proceeding. To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers.

Under Delaware law, a corporation may indemnify a director or officer against expenses (including attorneys’ fees), judgments, fines and settlement amounts that he or she reasonably incurred in defending him or her self in a lawsuit. The director or officer must have acted in good faith and, if being charged with a crime, must not have had a reasonable cause to believe that he or she was breaking the law.

Inspection of Corporate Records

Under Irish law, members of the general public have the ability to inspect our public documents available at the Irish Companies Registration Office. Our shareholders also have the right to inspect our register of directors and secretaries and minutes of general meetings. Our audited financial statements must be presented to our shareholders at each annual general meeting (and made available to our shareholders in advance of an annual general meeting).

The share register of a company is also open to inspection by shareholders without charge, and by members of the general public on payment of a fee. A company is required to maintain its share register in Ireland. A company is required to keep at its registered office a register of directors and officers that is also open for inspection. Irish law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Delaware law permits a shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to his or her interest as a shareholder.

Calling of Special Shareholders’ Meetings

Under Irish law, an extraordinary general meeting may be convened (i) by the board of directors, (ii) on requisition of the shareholders holding the number of shares prescribed by the Irish Companies Act (currently 10% of our paid-up share capital carrying voting rights) or (iii) in certain circumstances, on requisition of our auditors.

Under Delaware law, a special meeting of the shareholders may be called by the board of directors or by any person who is authorized by the corporation’s certificate of incorporation or bylaws.

Amendment of Organizational Documents

Irish law provides that the Constitution of a company may be amended by a resolution of shareholders at a general meeting of shareholders of which due notice has been given. A 75% majority of votes cast at a general meeting is required to pass such a resolution. Our Constitution provides that the amendment of a number of provisions of our Constitution, being paragraph six of the Memorandum of Association and Articles 17, 67.1, 76, 90, 92, 112, 156-159 (inclusive), 194 and 196-198 (inclusive) of our Articles of Association, require the prior approval of holders of at least 75% in nominal value of our issued ordinary shares which carry an entitlement to vote at a general meeting.

Under Delaware law, a company’s certificate of incorporation may be amended if the amendment is approved by both the board of directors and the shareholders. Unless a different percentage is provided for in the certificate of incorporation, a majority of the voting power of the shareholders of the corporation is required to approve an amendment. Under Irish law, the certificate of incorporation of a company (which simply evidences the date of the company’s incorporation and its registered number and the fact that it has been incorporated) may not be amended. Under Delaware law, the certificate of incorporation may limit or remove the voting power of a class of the company’s shares. However, if the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of a class of shares, the holders of shares of that class are entitled to vote, as a class, upon the proposed amendment, without regard to the restriction in the certificate of incorporation.

Delaware law allows the bylaws of the corporation to be amended either by the shareholders or, if allowed in the certificate of incorporation, by the board of directors by a majority of voting power.

DESCRIPTION OF OUR WARRANTS

As of January 27, 2023, we had warrants to purchase 16,100,000 ordinary shares outstanding that are not covered by the prospectus forming a part of this registration statement. See the applicable warrant agreements and the applicable separate prospectus supplement for such warrants for a description of our outstanding warrants.

Pursuant to this prospectus, we may issue additional warrants to purchase our ordinary shares, preferred shares or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement and subject to applicable law. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price and any provisions for changes to or adjustments in the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price and any provisions for changes to or adjustments in the exercise price for our preferred shares, the number of preferred shares to be received upon exercise of the warrants, and a description of that series of our preferred shares;

•	if applicable, the exercise price and any provisions for changes to or adjustments in the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the ordinary shares, preferred shares or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

As of January 27, 2023, we had senior secured notes outstanding in an aggregate principal amount of $75,000,000 that are not covered by the prospectus forming a part of this registration statement. See the applicable debt agreements and the applicable indenture for such debt instruments for a description of our outstanding indebtedness.

We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Pursuant to this prospectus, we may offer up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $200,000,000. Unless otherwise specified in the applicable prospectus supplement, such debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for our ordinary shares or preferred shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Conversion Rights

We may issue debt securities which can be exchanged for or converted into our ordinary shares or preferred shares, subject to applicable law. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•	failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•	certain events relating to our bankruptcy, insolvency or reorganization; and

•	certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of RVL, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with ordinary shares, preferred shares, debt securities or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more ordinary shares or preferred shares, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any ordinary shares, preferred shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains the reports, statements and other information about issuers, such as us, who file electronically with the SEC. We also maintain a website at ir.rvlpharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 30, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, as filed with the SEC on May 12, 2022, June 30, 2022, as filed with the SEC on August 11, 2022, and September 30, 2022, as filed with the SEC on November 10, 2022;

•	the information in our proxy statement filed with the SEC on April 25, 2022, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Current Reports on Form 8-K, as filed with the SEC on January 18, 2022, April 4, 2022, April 11, 2022, June 17, 2022, August 4, 2022, and August 11, 2022; and

•	the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-38709) filed with the SEC on October 18, 2018, including any amendment or report filed for the purpose of updating such description.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents). Any such request should be directed to: RVL Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, New Jersey 08807, USA; Attention: Investor Relations, (908) 809-1300.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by A&L Goodbody, Dublin, Ireland, and certain other legal matters in connection with the securities offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of RVL Pharmaceuticals plc appearing in RVL Pharmaceutical plc's Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 3 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

It may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

•	the judgment must be for a definite sum;

•	the judgment must be final and conclusive; and

•	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

11,000,000 Ordinary Shares

Pre-Funded Warrants to purchase up to 870,846 Ordinary Shares

Up to 870,846 Ordinary Shares Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

August  15, 2023